As filed with the Securities and Exchange Commission on July 17, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

iSHARES® GS COMMODITY LIVESTOCK INDEXED TRUST

iSHARES® GS COMMODITY LIVESTOCK INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant) (Exact name of registrant as specified in its charter)

		[ • ] (Registrant)
Delaware	6799	[ • ] (Co-Registrant)
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Number)	Identification Number)

c/o Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investors and Exchange-Traded Products Department

(415) 597-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investors and Exchange-Traded Products Department

(415) 597-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Rosen, Esq.	Ira Shapiro, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Barclays Global Investors, N.A.
1 Liberty Plaza	45 Fremont Street
New York, NY 10006	San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee**
Shares	7,572,984	$50	$378,649,200	$40,515

*	The proposed maximum aggregate offering has been calculated assuming that all Shares are sold during at a price of $50 per Share.
**	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated                 , 2006.

PRELIMINARY PROSPECTUS

7,572,984 iShares®

iShares® GS Commodity Livestock Indexed Trust

iShares® GS Commodity Livestock Indexed Investing Pool LLC

The iShares® GS Commodity Livestock Indexed Trust, or the Trust, is a Delaware statutory trust that will issue units of beneficial interest, called Shares, representing fractional undivided beneficial interests in its net assets. Substantially all of the assets of the Trust consist of its holdings of the limited liability company interests of a commodity pool, which are the only securities in which the Trust may invest. That commodity pool, iShares® GS Commodity Livestock Indexed Investing Pool LLC, or the Investing Pool, will hold long positions in futures contracts on the Goldman Sachs Livestock Excess Return Index, called CERFs, listed on the Chicago Mercantile Exchange and will post margin in the form of cash or short-term securities to collateralize its CERF positions. It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the Goldman Sachs Livestock Total Return Index, or the Index, before payment of the Trust’s and the Investing Pool’s expenses and liabilities. The Index is intended to reflect the performance of a group of commodities comprising the livestock component of the GSCI® (currently including live cattle, live hogs and feeder cattle). The GSCI® is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The Shares will be listed on the New York Stock Exchange under the symbol “[ • ]”. Barclays Global Investors International, Inc. is the Sponsor of the Trust, and Barclays Global Investors, N.A. is the Trustee of the Trust. The Trust and the Investing Pool are commodity pools, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, and are operated by Barclays Global Investors International, Inc., a commodity pool operator registered with the Commodity Futures Trading Commission. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act.

The Trust intends to offer additional Shares on a continuous basis. The Trust will issue and redeem Shares only in one or more blocks of [50,000] Shares called Baskets. These transactions will be in exchange for consideration (or redemption proceeds) consisting of CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash) with a value equal to the net asset value per Basket on the date the creation or redemption order is received. Only institutions that become Authorized Participants may purchase or redeem Baskets. Shareholders who are not Authorized Participants will have no right to redeem their Shares; Shareholders may redeem their Shares only through an Authorized Participant and only in Baskets.

Investing in the Shares involves significant risks. See “ Risk Factors” starting on page 12.

•     The Trust and the Investing Pool have no operating history.

•     The market price for the Shares could differ from the net asset value per Share.

•     The return on the Shares will not correlate precisely with the performance of the Goldman Sachs Livestock Excess Return Index or the Index.

•     The Investing Pool and the Trust are subject to fees and expenses that will be payable regardless of profitability

•     There may be conflicts of interest between you and the Sponsor and its affiliates.

•     There are income tax risks associated with the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, the Trustee, the Delaware Trustee or the Initial Purchaser. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

“iShares” is a registered trademark of Barclays Global Investors, N.A.

“GSCI” is a registered trademark of Goldman, Sachs & Co.

On [ • ], 2006, [ • ], as the Initial Purchaser, subject to certain conditions, agreed to purchase and took delivery of [ •] Shares, which comprise the initial Baskets, at a purchase price of $[ • ] per Share ($[ • ] per Basket), as described in “Plan of Distribution”.

The Initial Purchaser proposes to offer to the public these [ • ] Shares at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the New York Stock Exchange, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with its sale of the Shares. The Initial Purchaser may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the New York Stock Exchange, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is                     , 2006

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 11 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 12.

CERTAIN NOTICES

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST AND THE INVESTING POOL. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION”.

THE TRUST AND THE INVESTING POOL WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST AND THE INVESTING POOL ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.

THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED TO CARRY ON

INVESTMENT BUSINESS IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON IN CIRCUMSTANCES PERMITTED BY CHAPTER II OF PART XVII OF THE FSMA AND RULES MADE THEREUNDER AND THE PROVISIONS OF THE FSMA (FINANCIAL PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED), OR BY A PERSON WHO IS NOT AN AUTHORIZED PERSON, IN CIRCUMSTANCES PERMITTED BY THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED); AND (2) IN CIRCUMSTANCES WHERE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS WOULD NOT CONSTITUTE OR OTHERWISE RESULT IN AN OFFER OF TRANSFERABLE SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF PART VI OF THE FSMA. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

THE SHARES MAY BE ACQUIRED ONLY IN ACCORDANCE WITH THE GERMAN SECURITIES PROSPECTUS ACT (WERTPAPIERPROSPEKTGESETZ, THE “SECURITIES PROSPECTUS ACT”) AND THE GERMAN INVESTMENT ACT (INVESTMENTGESETZ, THE “INVESTMENT ACT”), AS THE CASE MAY BE, AND ARE NOT REGISTERED OR AUTHORIZED FOR DISTRIBUTION UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. ACCORDINGLY, THE SHARES MAY NOT BE, AND ARE NOT BEING, OFFERED OR ADVERTISED PUBLICLY OR OFFERED SIMILARLY UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. THEREFORE, THIS OFFER IS BEING MADE ONLY TO RECIPIENTS TO WHOM THIS PROSPECTUS IS PERSONALLY ADDRESSED AND DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT TO THE PUBLIC. ALL PROSPECTIVE INVESTORS ARE URGED TO SEEK TAX ADVICE REGARDING THE TAX TREATMENT OF THE SHARES PURSUANT TO GERMAN LAW, INCLUDING THE GERMAN INVESTMENT TAX ACT (INVESTMENTSTEUERGESETZ), AND OTHER APPLICABLE LAW BY THEIR TAX ADVISOR.

You should rely only on the information contained in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust, the Investing Pool or the Initial Purchaser has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust, the Investing Pool or the Initial Purchaser is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Certain defined terms used in this prospectus are set forth under “Glossary” starting on page 52.

i

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” beginning on page 12, before making a decision to invest in the Shares. This prospectus is intended to be used beginning [ • ], 2006.

Structure of the Trust and the Investing Pool

iShares® GS Commodity Livestock Indexed Trust, or the Trust, was formed as a Delaware statutory trust on [ • ], 2006. The Trust intends to continuously offer Shares to the public. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust consist of its holdings of the limited liability company interests in the Investing Pool, called Investing Pool Interests, which are the only securities in which the Trust may invest. The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”. The principal offices of the Trust are located at 45 Fremont Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 597-2000.

iShares® GS Commodity Livestock Indexed Investing Pool LLC, or the Investing Pool, was formed as a Delaware limited liability company on [ • ], 2006. The Investing Pool will issue Investing Pool Interests only to the Trust and to Barclays Global Investors International, Inc., the Manager of the Investing Pool. The Manager will maintain a limited equity interest in the Investing Pool with the balance of the Investing Pool owned by the Trust. Neither the Trust nor the Manager may transfer Investing Pool Interests to any other person. The Investing Pool will invest in CERFs and post as margin cash or Short-Term Securities to collateralize its CERF positions. The term of the Investing Pool is perpetual, unless it is earlier terminated by judicial decree or the consent of its members. The principal offices of the Investing Pool are located at 45 Fremont Street, San Francisco, CA 94105, and the Investing Pool’s telephone number is (415) 597-2000.

Each of the Trust and the Investing Pool is a commodity pool as defined in the CEA and the regulations of the CFTC. Each entity is operated by Barclays Global Investors International, Inc., which is a commodity pool operator registered with the CFTC and is an indirect subsidiary of Barclays Bank PLC. The Advisor, Barclays Global Fund Advisors, which is an indirect subsidiary of Barclays Bank PLC, serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC. The Trust will not have a separate commodity trading advisor. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act and neither is required to register under that Act.

The material terms of the agreements governing the Trust and the Investing Pool are discussed in greater detail under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

Creations and Redemptions

The Trust will issue Shares only in one or more blocks of [50,000] Shares, called Baskets, in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. The Trust will redeem Shares only in Baskets in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. The Trust will not redeem individual Shares. The Trust will contribute to the Investing Pool all CERFs, cash and Short-Term Securities that it receives in exchange for issuing Baskets in return for an increase in its equity interest in the Investing Pool. The Trust will obtain all CERFs, cash and Short-Term Securities that it uses to fulfill redemptions of Baskets through an in-kind redemption from the Investing Pool that will decrease the Trust’s equity interest in the Investing Pool.

The Trust may redeem its Investing Pool Interests in exchange for the amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) having a current market value equal to the redemption value of the Investing Pool Interests being redeemed as of the close of trading on the redemption date.

The Sponsor and the Manager

The Sponsor of the Trust is Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor’s primary business function is to act as Sponsor and commodity pool operator of the Trust and Manager of the Investing Pool, as discussed below. The Shares are not deposits or other obligations of Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank, are not guaranteed by Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

Barclays Global Investors International, Inc. will also serve as the Manager of the Investing Pool, in which capacity it will serve as commodity pool operator of the Investing Pool and be responsible for the administration of the Investing Pool. The Manager will arrange for and pay the costs of organizing the Investing Pool. The Manager has delegated some of its responsibilities for administering the Investing Pool to the Administrator, which, in turn, has employed the Investing Pool Administrator to maintain various records on behalf of the Investing Pool and the Tax Administrator to perform various tax services on behalf of the Investing Pool.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on the New York Stock Exchange. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) New York Stock Exchange listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $[ • ] annually. The Sponsor will also pay the costs of the Trust’s organization and initial sale of Shares, including applicable SEC registration fees, which are estimated to be approximately $[ • ].

The Manager has agreed to pay the costs of employing the Administrator, the Investing Pool Administrator and the Tax Administrator and any other amounts that would otherwise be considered ordinary operating expenses of the Investing Pool, other than futures commission merchant commissions. In return for paying these expenses, Barclays Global Investors International, Inc., as the Manager, will receive an allocation from the Investing Pool that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool and will be payable by the Investing Pool monthly in arrears.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor trustee if the Trustee ceases to meet various objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor also has the right to replace the Trustee during the ninety days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust. The Sponsor is subject to a conflict of interest regarding its oversight of the Trustee, which is an affiliate of the Sponsor. Under the terms of the Trust Agreement, the Trustee may delegate all or a portion of its duties under the Trust Agreement to the Trust Administrator or any other agent of the Trustee.

The principal offices of the Sponsor and the Manager are located at 45 Fremont Street, San Francisco, CA 94105, and their telephone number is (415) 597-2000.

The Trustee

The Trustee is Barclays Global Investors, N.A., a national banking association affiliated with the Sponsor. The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Manager the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, and (3) calculating the net asset value of the Trust on each Business Day. The Trustee has delegated processing creation and redemption orders of Baskets to the Processing Agent, SEI Investments Distribution Co., a Pennsylvania corporation, and the remainder of the day-to-day responsibilities to the Trust Administrator, Investors Bank & Trust Company, a Massachusetts banking corporation. Neither the Processing Agent nor the Trust Administrator is affiliated with the Sponsor or the Trustee. The Trustee may terminate the Processing Agent and the Trust Administrator at any time or appoint a different agent to act on its behalf. For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares, the Trust Agreement and the Investing Pool Agreement” and “The Trustee”.

The Delaware Trustee

[ • ] will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee.

Investment Objective

The investment objective of the Trust is to seek investment results, through the Trust’s investment in the Investing Pool, that correspond generally, but are not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. The Investing Pool will hold long positions in CERFs, which are futures contracts listed on the CME that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the Goldman Sachs Livestock Excess Return Index, or GS Livestock-ER, at that time. The Investing Pool will also earn interest on the assets used to collateralize its holdings of CERFs.

The GS Livestock-ER is calculated based on the same commodities included in the Goldman Sachs Livestock Index, or GS Livestock, which is a production-weighted index of the prices of futures contracts on physical commodities comprising the livestock component (currently including live cattle, live hogs and feeder cattle) of the Goldman Sachs Commodity Index, or the GSCI®. The GSCI®, in turn, is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. Both the GSCI® and the GS Livestock are administered, calculated and published by Goldman, Sachs & Co., a subsidiary of The Goldman Sachs Group Inc. The GS Livestock-ER reflects the return of an uncollateralized investment in the contracts comprising the GS Livestock, and in addition incorporates the economic effect of “rolling” the contracts included in the GS Livestock as they near expiration. “Rolling” a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in the contract on the same commodity with the next expiration date. The Index reflects the return of the GS Livestock-ER, together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the GS Livestock. If Goldman, Sachs & Co. ceases to maintain the Index, the Trust, through the Investing Pool, may seek investment results that correspond generally to the performance of a fully-collateralized investment in a successor, or, in the opinion of the Manager, reasonably similar, index to the Index.

The Trust, through the Investing Pool, will be a passive investor in CERFs and the cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. Neither the Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the Investing Pool’s CERF positions or the Short-Term Securities posted as margin.

The Investing Pool, and some other types of market participants, will be required to deposit margin with a value equal to 100% of the value of each CERF position at the time it is established. Those market participants not subject to the 100% margin requirement are required to deposit margin generally with a value of [3]% to [7]% of the established position. Interest paid on the collateral deposited as margin, net of expenses, will be reinvested by the Investing Pool or, at the Sponsor’s discretion, distributed from time to time to Shareholders. The Investing Pool’s profit or loss on its CERF positions should correlate with increases and decreases in the value of the GS Livestock-ER, although this correlation will not be exact. The interest on the collateral deposited by the Investing Pool as margin, together with the returns corresponding to the performance of the GS Livestock-ER, is expected to result in a total return for the Investing Pool that corresponds generally, but is not identical, to the Index. Differences between the returns of the Investing Pool and the Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs and the portion of the return of the Index contributed by the GS Livestock-ER, and the payment of expenses and liabilities by the Investing Pool. The Trust’s net asset value will reflect the performance of the Investing Pool, its sole investment.

The Advisor will act as the commodity trading advisor for the Investing Pool. The Advisor will invest all of the Investing Pool’s assets in long positions in CERFs and post margin in the form of cash or Short-Term Securities to collateralize the CERF positions. Any cash that the Investing Pool accepts as consideration from the Trust for Investing Pool Interests will be used to purchase additional CERFs, in an amount that the Advisor determines will enable the Investing Pool to achieve investment results that correspond with the Index, and to collateralize the CERFs. The Advisor will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in value of any of the commodities represented by the GS Livestock or the positions or other assets held by the Investing Pool.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although the Shares will not be the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market. An investment in Shares is:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed on the New York Stock Exchange under the symbol “[ • ]”.

•	Relatively cost efficient. CERFs entail certain additional expenses as compared to other futures contracts for various reasons, including the requirement to post 100% margin and related arrangements. Nonetheless, because the expenses involved in the underlying investment in CERFs will be dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the physical commodities represented by the GS Livestock for investors not otherwise in a position to participate directly in the market for physical commodities or futures on physical commodities. See “Business of the Trust and the Investing Pool—Investment Objective of the Trust and the Investing Pool”.

In addition, retail investors can gain exposure to the commodities underlying the GS Livestock-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares will be eligible for margin accounts.

Risk Factors

An investment in the Shares is speculative and includes the following risks:

•	The Trust and the Investing Pool have no operating history. Therefore, there is no performance history to serve as a factor for evaluating an investment in the Shares.

•	Past performance of the Index is not necessarily indicative of its future results or the performance of the Shares. You could lose all or substantially all of your investment in the Shares.

•	The price of the Shares will fluctuate based on the value of the GS Livestock-ER and the prices of the commodities underlying the GS Livestock-ER; commodities markets have historically been extremely volatile.

•	The performance of the Shares will not correlate precisely with that of the Index or the GS Livestock-ER during particular periods or over the long term. Such difference could cause the Shares to outperform or underperform the Index.

•	The Investing Pool and the Trust are subject to the fees and expenses described in this prospectus, which are payable without regard to profitability.

•	There may be conflicts of interest between Shareholders and the Sponsor and its affiliates.

Certain U.S. Tax Consequences

The Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Investing Pool will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust and the Investing Pool will not be taxable entities for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. Instead, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s and Investing Pool’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.

Shares Being Offered	Up to 7,572,984 Shares.

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). These proceeds will be contributed to the Investing Pool in return for Investing Pool Interests that will be held until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust and the Investing Pool not assumed by the Sponsor or the Manager.

New York Stock Exchange Symbol	[ • ]

CUSIP	[ • ]

Creation and Redemption

The Trust expects to issue and redeem Baskets on a continuous basis. Baskets will typically be issued and redeemed only in exchange for long positions in CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. Baskets may be created and redeemed only by Authorized Participants, who will pay the Trustee a transaction fee per Basket of $[ • ] multiplied by the number of CERFs in the Basket Amount. In limited circumstances and with the approval of the Sponsor, Baskets may be created and redeemed solely for cash, in which case the Authorized Participant will be required to pay any additional issuance or redemption costs, including the costs to the Investing Pool of establishing or liquidating the corresponding CERF position. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

Authorized Participants

Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a DTC Participant, (3) have entered into an Authorized Participant Agreement, and (4) be in a position to transfer CERFs and the required cash or Short-Term Securities to, and take delivery of these assets from, the Trustee through one or more accounts.

Suspension of Issuance, Transfers and Redemptions

The Trustee may suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Requirements for Trustee Actions”.

The Index	The Goldman Sachs Livestock Total Return Index. For an explanation of how the Index is calculated, see “The Index and the GS Livestock-ER—Calculation of the Index”.

The GS Livestock-ER

The GS Livestock-ER is designed to reflect the positive or negative return over time resulting from an uncollateralized long position in the futures contracts in the GS Livestock. The GS Livestock, in turn, is comprised of futures contracts on physical commodities comprising the livestock component (currently including live cattle, live hogs and feeder cattle) of the GSCI®, with each commodity having a weighting determined by reference to world production statistics. The GSCI® is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities.

The GS Livestock-ER also is designed to simulate the positive or negative returns that would be generated over time by rolling each underlying futures contract forward as it approaches expiration to the next expiring contract month. The GS Livestock-ER is designed to be a measure of the performance over time of the market for the underlying commodities in the Index. The commodities represented in the GS Livestock-ER are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. See “The Index and the GS Livestock-ER”.

CERFs

CERFs are futures contracts listed for trading on the CME that have a term of approximately five years after listing and provide for payment at their expiration based on the value of the GS Livestock-ER at that time. The CME also lists short-term futures contracts on the GSCI®. CERFs are substantially similar to futures contracts on the GS Livestock, except that CERFs (1) are based on the GS Livestock-ER and (2) have an approximate five-year expiration, rather than monthly expirations. In addition, CERFs, unlike traditional futures contracts, require the Investing Pool and some other types of market participants to deposit initial margin with a value equal to 100% of the value of each CERF position at the time it is established, thereby making those positions unleveraged. The Investing Pool and other market participants subject to the 100% margining requirement will not be required to make payments of additional variation margin in connection with the CERFs after purchasing them. However, the Clearing FCM will use the Investing Pool’s posted margin to pay variation margin on the CERFs to the CME clearing house. The Clearing FCM will also receive variation margin from the clearing house, which will be held by the Clearing FCM for the benefit of the Investing Pool but may not be withdrawn by the Investing Pool (other than in connection with the redemption of Shares or other liquidation of CERFs). The margin payments will affect the interest return on the Trust’s assets.

Margin Assets	The Investing Pool will deposit with the Clearing FCM the required margin for the CERFs in the form of cash or Short-Term Securities.

The interest paid on this collateral, together with the performance of the CERFs, is expected to produce a total return for the Investing Pool that corresponds generally, but is not necessarily identical, to that of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. Differences between the returns of the Investing Pool and the Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the total return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs versus the portion of the return on the Index contributed by the GS Livestock-ER, and the payment of expenses and liabilities by the Investing Pool. See “Futures Contracts on the GS Livestock-ER”.

Net Asset Value

On each Business Day on which the New York Stock Exchange is open for regular trading, as soon as practicable after the close of regular trading of the Shares on the New York Stock Exchange (normally 4:15 P.M., New York City time), the Trustee will determine the net asset value of the Trust and the NAV as of that time.

The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s equity investment in the Investing Pool on that day and (2) any other assets of the Trust, in each case as of the close of trading on that day. In turn, the value of the Trust’s investment in the Investing Pool is obtained by subtracting the Investing Pool’s expenses and liabilities on that day from the value of (a) the Investing Pool’s CERF position (including the assets posted as margin) on that day, (b) the interest earned on those assets by the Investing Pool and (c) any other assets of the Investing Pool, and multiplying the result by the Trust’s ownership percentage of the Investing Pool’s equity.

The Trustee will value the Trust’s assets on the basis of the value of its ownership of Investing Pool Interests, as reported to the Trustee by or on behalf of the Manager. On each day on which the Trustee determines the value of the Trust’s assets, the Manager will value the Investing Pool’s assets as of the same time on that day on the basis of the then-most recent settlement price for CERFs on the CME and the then-current market value of any other assets. The value of the Investing Pool’s CERF position (including any related margin) will equal the product of (a) the number of CERF contracts owned by the Investing Pool and (b) the settlement price on the date of calculation.

The Trustee has employed the Trust Administrator, and the Manager has employed the Investing Pool Administrator, to make those determinations on their behalf.

The NAV for each Business Day on which the New York Stock Exchange is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.iShares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust and the Investing Pool—Valuation of CERFs; Computation of Trust’s Net Asset Value”.

Voting Rights	Except in limited circumstances, owners of Shares will not have voting rights. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Voting Rights”.

Distributions

Interest and distributions received by the Investing Pool on the assets posted as margin may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to Shareholders. The Sponsor is under no obligation to make periodic distributions to Shareholders.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Dissolution Events	The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from the New York Stock Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least [75]% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Manager determines to liquidate the Investing Pool in accordance with the terms of the Investing Pool Agreement, which provides that the Manager may liquidate the Investing Pool at any time the Manager determines that liquidating the Investing Pool is advisable. The Manager may, for example (but will not be obligated to), liquidate the Investing Pool if, among other reasons, (1) CERFs cease to be listed on the CME and, in the opinion of the Manager, no successor or substantially similar futures contracts are available, (2) Goldman, Sachs & Co. (or its successor) ceases to maintain the GS Livestock-ER and, in the opinion of the Manager, it is not advisable to maintain the Investing Pool’s position in CERFs, and no other futures contract that reflects the performance of a successor or reasonably similar index present an acceptable alternative investment, or (3) the value of the Investing Pool is below a level such that continued operation of the Investing Pool is not cost-efficient;

•	the Trust and/or the Investing Pool is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver Trust property, or the proceeds thereof, upon surrender and cancellation of the Shares and, ninety days after dissolution, may dispose of any remaining Trust property in a private or public sale, and hold the proceeds, uninvested and in a non-interest bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”.

Clearance and Settlement

The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial $50.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The table, as presented, is only an approximation. The capitalization of the Trust and the Investing Pool does not directly affect the level of their charges as a percentage of their respective net asset values, other than the management fee and brokerage commissions. The table does not reflect the additional costs required for Baskets created and redeemed solely for cash.

Expense(1)	$			%
Management Fee(2)	$	[ • ]	[ • ]	%
Syndication and Filing Expenses(2)	$	[ • ]	[ • ]	%
Fund Operating Expenses(2)	$	[ • ]	[ • ]	%
Commodity Trading Advisor Fee(2)	$	[ • ]	[ • ]	%
Brokerage Commissions and Fees(3)	$	[ • ]	[ • ]	%
Interest Income(4)	$	[ • ]	[ • ]	%
12-Month Break Even(5)(6)	$	[ • ]	[ • ]	%

1.	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $50.00 as the net asset value per Share.
2.	From the Management Fee, the Manager will be responsible for the ordinary and recurring expenses of the Trust and the Investing Pool, including the Syndication and Filing Expenses, Fund Operating Expenses and the Commodity Trading Advisor Fee.
3.	Brokerage commissions and fees assume a CERF position limit of [ • ] contracts and trading [500] contracts annually at a fee of $[ • ] per contract. The actual amount of brokerage commissions and fees to be incurred will vary based on the trading frequency of the Investing Pool.
4.	Interest income is currently estimated to be earned at an annual rate of [ • ]%, which is based on the six-month U.S. Treasury rate as of [ • ], 2006.
5.	It is expected that interest income will exceed the fees and costs incurred.
6.	You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Summary Financial Condition

As of the opening of business on [ • ], 2006, the net asset value of the Trust was $[ • ], and the NAV was $[ • ]. See “Form of Statement of Financial Condition”.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Livestock and Commodities Markets

The value of the Shares depends on the value of CERFs, which will fluctuate based on the prices of commodity futures contracts reflected in the GS Livestock-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

Because the price of the Shares depends on the value of the CERFs held by the Investing Pool, the value of the Shares will fluctuate based on the prices of commodity futures contracts reflected in the GS Livestock-ER. Commodity prices are affected by, among other factors, the cost of producing commodities, changes in consumer demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events and global macroeconomic factors. These factors cannot be controlled by the Trust or the Investing Pool. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the CERFs is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.

The following events, among others, would generally result in a decline in the price of the Shares:

•	A significant increase in hedging activity by producers of the underlying commodities. Should producers of the GS Livestock underlying commodities increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•	A significant change in the attitude of speculators and investors toward the GS Livestock underlying commodities. Should the speculative community take a negative view towards one or more of the underlying commodities, it could cause a decline in the CERFs, which may reduce the price of the Shares.

Conversely, several factors may trigger a temporary increase in the price of the GS Livestock underlying commodities and, consequently, the CERFs. In that case, you could buy Shares at prices affected by the temporarily high commodity prices, and you could subsequently incur losses when the causes for the temporary increase disappear.

The Index and the GS Livestock-ER are not diversified indexes.

The GS Livestock-ER and the Index include only livestock commodities (currently live cattle, live hogs and feeder cattle). As a result, an investment in the Shares will not provide exposure to the changes in prices of other physical commodities (including other commodities included in the broader GSCI® index), and will not offer the potential diversification of risk that might be obtained through an investment in a broader range of commodities.

Historical performance of the Index and the GS Livestock-ER is no guide to their future performance or to the performance of the Shares.

Past performance of the Index and the GS Livestock-ER is not necessarily indicative of their future performance over the life of the Shares or of the performance of the Shares. There can be no guarantee that the level of the Index or the GS Livestock-ER will increase. You may lose some or all of your investment in the Shares.

Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accident, terrorism, riots and acts of God. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, consequently affecting the value of the GS Livestock-ER. These circumstances could thereby adversely affect the value of the CERFs held by the Investing Pool and, therefore, the value of your Shares. In addition, these circumstances could also limit trading in the CERFs, which could affect the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

In calculating the GS Livestock-ER, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of Goldman, Sachs & Co., is manifestly incorrect, Goldman, Sachs & Co. may determine the settlement price in its reasonable judgment. In addition, if any day on which Goldman, Sachs & Co. calculates the GS Livestock-ER is a day on which a relevant trading facility for a contract on a commodity that underlies the GS Livestock-ER is not open, then Goldman, Sachs & Co. will use the settlement price for that contract as of the last day on which that trading facility was open. In these circumstances, the value of the CERFs and the value of your Shares may be adversely affected.

During a period when commodity prices are fairly stationary, an absence of “backwardation” in the prices of the commodities included in the GS Livestock-ER may itself cause the price of your Shares to decrease.

As the futures contracts that underlie the GS Livestock-ER near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in June 2006 may specify a September 2006 expiration. As that contract nears expiration, it may be replaced by selling the June 2006 contract and purchasing the contract expiring in December 2006. This process is referred to as “rolling”. Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation”. In these circumstances, absent other factors, the sale of the September 2006 contract would take place at a price that is higher than the price at which the December 2006 contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the December 2006 contract. While contracts included in the GS Livestock-ER have historically exhibited consistent periods of backwardation, backwardation may not exist at all times. In addition, the forward price of a commodity may fluctuate between backwardation and “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors.

The absence of backwardation in the markets for the relevant livestock commodities could result in losses, which could adversely affect the value of the GS Livestock-ER and, accordingly, decrease the value of your Shares.

Risk Factors Relating to CERFs and the GS Livestock-ER.

The trading of CERFs presents risks unrelated to the GS Livestock-ER that could aversely affect the value of your Shares.

CERFs are futures contract with no trading history. There can be no assurance as to the size or liquidity of any market for CERFs that may develop. Illiquidity of the market for CERFs may adversely affect the price of CERFs, the Trust’s ability to track the Index and the Trust’s ability to issue or redeem Shares. There can be no assurance that the Clearing FCM, any Authorized Participants or any other market participant will make a market or otherwise trade in CERFs at any time or continue to do so. Withdrawal from the market of any participants, or reduced participation by those persons (particularly where there is only a single participant or a small number of participants), may reduce the liquidity of CERFs and, accordingly, adversely affect the Shareholders. These risks may be heightened if the Investing Pool’s CERF positions represent a substantial portion of the long-side open interest in the CERFs. The approximately five-year duration of the CERFs is also not traditional for futures contracts and may affect their liquidity and trading dynamics, which may in turn adversely affect the Shares. In particular, the rolling of the CERF, as it approaches expiration, could exacerbate any adverse impacts of illiquidity in the market.

Although CERFs are based on the GS Livestock-ER, and the value of CERFs should generally track the level of the GS Livestock-ER, it is possible that the value of CERFs could be affected by factors that do not directly affect the GS Livestock-ER. Accordingly, the value of the CERFs and the level of the GS Livestock-ER will not be precisely correlated at all times, although arbitrage by market participants is expected to limit any divergence. Nonetheless, the activities of market participants in trading CERFs, or in trading other instruments indexed to the GS Livestock-ER, could affect the value of the CERFs independent of any change in the GS Livestock-ER and adversely affect the correlation between the value of the CERFs and the level of the GS Livestock-ER. The price of the CERFs will reflect supply and demand in the market for CERFs, which in turn may reflect market expectations at any given time about prospective changes in the level of the GS Livestock-ER and other market conditions. In this way, trading in the CERF market might cause a divergence between the CERF price and the level of the GS Livestock-ER. Similarly, actions by the CME with respect to CERFs, such as the imposition of trading or price limits, could adversely affect this correlation. In that event, it is possible that changes in the NAV, which is calculated based on the value of the CERFs, will not adequately reflect changes in the value of the GS Livestock-ER. In the event of market disruptions with respect to the CERFs, such as a suspension of trading by the CME as a result of market activity, systems or communications failures or other causes, the value of the CERFs and the level of the GS Livestock-ER could diverge, which could adversely affect the value of the Shares.

In addition, because CERFs will be cleared through the CME clearing house, and the Investing Pool’s CERF positions will be carried on its behalf by the Clearing FCM, the Investing Pool, and therefore the Trust, will be subject to the risk of a default by the CME clearing house or the Clearing FCM. In that event, the Investing Pool, and therefore the Trust, could be unable to recover amounts due to it on its CERF positions, including assets posted as margin, and could sustain substantial losses, even if the level of the GS Livestock-ER increases. The magnitude of the losses may be significantly increased by the requirement to post 100% margin.

The GS Livestock-ER may in the future include contracts that are not traded on regulated futures exchanges and that offer different or diminished protections to investors.

The GS Livestock-ER is comprised exclusively of futures contracts traded on regulated futures exchanges, referred to in the United States as “designated contract markets”. As described below under “The Index and the GS Livestock-ER”, however, the GS Livestock-ER may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEA or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the GS Livestock-ER may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the composition and valuation of the GS Livestock-ER may adversely affect your Shares.

The composition of the GS Livestock-ER may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the GS Livestock-ER fail to satisfy those criteria. The weighting factors applied to each commodity included in the GS Livestock-ER change annually, based on changes in commodity production statistics. In addition, Goldman, Sachs & Co. may modify the method for determining the composition and weighting of the GS Livestock-ER and for calculating its value in order to ensure that the GS Livestock-ER represents a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the GSCI®, and for valuing the GSCI® and its subindexes, have been made in the past several years, and further modifications may be made. Such changes could adversely affect the value of your Shares. For more information about the methodology for determining the composition and weighting of the GS Livestock-ER, see “The Index and the GS Livestock-ER”.

A cessation of publication of the GS Livestock-ER could materially and adversely affect the activities of the Trust.

The GS Livestock-ER is administered, calculated and published by Goldman, Sachs & Co., which has the right to cease publication of the GS Livestock-ER at its discretion at any time. Under the terms of its agreement with the CME, Goldman, Sachs & Co. is required, if it ceases publication of the GS Livestock-ER, to negotiate in good faith with the CME to permit the CME to continue to calculate the GS Livestock-ER in order to permit CERFs to continue to trade. However, even if Goldman, Sachs & Co. satisfies its obligations under its agreement with the CME, the Manager may determine that, upon a cessation of publication of the GS Livestock-ER, it is no longer advisable to invest in CERFs and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, in which event the Investing Pool and the Trust may be liquidated.

The “rolling” of the Investing Pool’s position in CERFs from an expiring CERF into a newly listed CERF could expose the Investing Pool to risks arising from trading activity in CERFs.

The CERFs will expire approximately five years after their listing. Prior to any rolling of CERFs all of the CERFs will have the same expiration date. It is anticipated that prior to the expiration date the CME will list a new CERF with an approximately five-year expiration, although the CME is under no obligation to list a later expiring CERF. As a result, it will be necessary for the Investing Pool to “roll” its position in CERFs from the expiring contract into the new contract. This roll may be effected in a number of different ways, depending on the circumstances prevailing as each CERF approaches expiration. However, it is possible that the prices obtained by the Investing Pool on the transactions executed to effect this roll will be adversely affected by market conditions (including the possibility of market disruptions) and by the trading activities of other market participants, which may reflect market awareness of the Investing Pool’s position in CERFs. For example, if other market participants are able to anticipate the timing of the Investing Pool’s roll, they may be able to execute transactions in advance of the Investing Pool’s rolling transactions, which will allow these market participants to benefit from the transactions executed by the Investing Pool but adversely affect the prices obtained by the Investing Pool, which will in turn adversely affect the value of the Shares. In addition, if the Investing Pool’s CERF position represents a significant part of the open long interest, other market participants may take this into account, with a potential adverse impact on the prices at which the Investing Pool is able to liquidate its expiring CERF position and establish a new position in the next expiring CERF contract. There can be no assurance that the Investing Pool will effect the rolling of positions at a time or in a manner that will allow it to avoid adverse consequences.

The liquidation of CERFs could expose the Investing Pool to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the Investing Pool’s CERF positions are liquidated.

If the Investing Pool liquidates positions in CERFs in order to satisfy redemption requests or to pay expenses and liabilities, it will do so by entering sell orders with the Clearing FCM for execution on the CME. The resulting sales will serve to offset a portion of the Investing Pool’s long positions in CERFs. However, in entering sell orders, the Investing Pool will be subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the prices received by the Investing Pool on its sales be adversely affected, thereby adversely affecting the value of the Shares. Such aberrations or distortions could occur as a result of trading activities by other market participants or actions by the CME or regulatory authorities.

The Investing Pool’s Clearing FCM could fail. Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house.

Under CFTC regulations, a futures commission merchant, or FCM, must segregate customers’ assets. If a futures commission merchant fails to do so, the customer may be subject to additional risk of loss of its funds in the event of the FCM’s bankruptcy. Even if a customer’s funds are properly segregated, the customer still may be subject to a risk of loss if another customer fails to satisfy deficiencies in its own account (or the FCM fails to satisfy such deficiency). As discussed below, in the case of an FCM bankruptcy, applicable provisions of the United States Bankruptcy Code and CFTC regulations generally provide for a pro rata distribution of customer property held by a bankrupt FCM. As a result, a customer may recover some or only a portion of its assets held by the FCM.

The Investing Pool will be required to deposit with the Clearing FCM, as initial margin, 100% of the value of each CERF that it enters into on the date the position is established. In addition, the Clearing FCM will be required to deliver or pledge to the CME clearing house 100% of the value of each CERF it carries on behalf of the Investing Pool. Under the rules of the CME, the CME will have the right to apply assets transferred or pledged to the CME by the Clearing FCM to satisfy certain of the Clearing FCM’s obligations in the event of a default by the Clearing FCM.

As explained elsewhere in this prospectus, this 100% margin requirement is substantially different from the initial margin requirements applicable to most other futures contracts, which are typically 10% or less of the value of the relevant contract. As a result, a greater percentage of the assets of the Investing Pool will be held by the Clearing FCM and held by or pledged to the CME clearing house than would be the case if the Investing Pool entered into other types of futures contracts. In the event of the bankruptcy of the Clearing FCM or the CME clearing house, therefore, the Investing Pool could be exposed to a risk of loss with respect to a greater portion of its assets. If such a bankruptcy were to occur, the Investing Pool should be afforded the protections granted to customers of a futures commission merchant, and participants to transactions cleared through an exchange clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Because such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt futures commission merchant or clearing house if the customer property held by the futures commission merchant or clearing house is insufficient to satisfy the customer claims, the Investing Pool may be disproportionately affected by such a bankruptcy as compared to other customers because the Investing Pool has provided a significantly higher level of margin than have other customers. In any case, there can be no assurance that these protections will be effective in allowing the Investing Pool to recover all, or even any, of the amounts it has deposited as initial margin.

You have no recourse to the Index Sponsor.

You will have no rights against Goldman Sachs & Co., the Index Sponsor.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index to track the appropriate market performance. The Index Sponsor’s only relationship to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Trust or the Investing Pool is the licensing of certain trademarks, trade names of the Index Sponsor and the GSCI® and other intellectual property. The GSCI®, the GS Livestock, the GS Livestock-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to Barclays Global Investors International, Inc., Barclay Global Investors, N.A., the Trust or the Investing Pool. The Index Sponsor has no obligation to take the needs of Barclays Global Investors International, Inc., Barclays Global Investors, N.A, the Trust, the Investing Pool or the Shareholders into consideration in determining, composing or calculating the GSCI®, the GS Livestock, the GS Livestock-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Investing Pool, the Shareholders or any other person or entity from use of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor hereby expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Risk Factors Relating to the Trust and the Investing Pool

The returns on the Shares will not precisely correlate with the performance of the Index.

The value of and returns on the Shares are expected to reflect the value of and returns on the Trust’s underlying investments, through the Investing Pool, in CERFs and the cash or Short-Term Securities used to collateralize the CERF positions. The returns on the Shares will not precisely correlate with the performance of the Index due to differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs versus the portion of the return on the Index contributed by the GS Livestock-ER and the payment of expenses and liabilities by the Investing Pool.

Because the Trust and the Investing Pool are passive investment vehicles, the value of the Shares may be adversely affected by losses that, if these vehicles had been actively managed, might have been possible to avoid.

The Trustee passively invests substantially all of the Trust’s assets in Investing Pool Interests, and the Advisor will manage the Investing Pool’s assets in a manner that seeks to obtain returns that correspond generally to the performance of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. This means that the net asset value of the Investing Pool and, consequently, the NAV are intended to generally track the Index when it is flat or declining, as well as when it is rising, and, therefore, it is highly likely that the value of the Shares will be adversely affected by a decline in commodity futures prices reflected in the Index. The Advisor will not engage in any activity designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the CERFs, any of the commodities represented by the GS

Livestock or the other assets held by the Investing Pool, including making use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from commodity price decreases.

Fees and expenses payable by the Investing Pool are charged regardless of profitability and may result in a depletion of its assets.

The Investing Pool is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Manager that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool and will be payable by the Investing Pool monthly in arrears.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Investing Pool’s assets. The trading prices of Shares will fluctuate in accordance with changes in NAV, intraday changes in the value of the CERFs and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between the New York Stock Exchange, on which the Shares trade, the CME, on which CERFs trade, and the principal commodities markets on which the future contracts in the GS Livestock-ER trade. While the Shares will trade on the New York Stock Exchange until 4:15 P.M., New York City time, liquidity in the markets for the CERFs trading on the CME and for the underlying commodities in the GS Livestock-ER will be reduced after the close of the principal markets for those contracts (normally 1:40 P.M., Chicago time, for the CERFs). As a result, trading spreads, and the resulting premium or discount on Shares, may widen during this “gap” in market trading hours.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Interest or other income received with respect to the Trust’s assets may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to the Shareholders. The Trust will not be obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution” occurs, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will redeem its holdings in Investing Pool Interests, and the Investing Pool will sell the CERFs and securities received in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities of the Trust. The remaining assets will be distributed among investors surrendering Shares. Any property remaining in the possession of the Trustee after ninety days may be sold by the Trustee, and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders. Sales of CERFs in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in Shares.

The Manager has broad discretion to liquidate the Investing Pool at any time.

The Investing Pool Agreement provides the Manager with broad discretion to liquidate the Investing Pool at any time the Manager determines that liquidation of the Investing Pool is advisable. Liquidation of the Investing Pool will require the Trustee to dissolve the Trust and redeem your Shares. It cannot be predicted when or under what circumstances, if any, the Manager would use this discretion to liquidate the Investing Pool. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Shareholders with large holdings may choose to dissolve the Trust and thereby adversely affect your investment in the Shares.

Owners of [75]% or more of the Shares have the power to dissolve the Trust. This power may be exercised by a relatively small number of holders. If it is so exercised, investors who wished to continue to invest in CERFs, or the performance of the GS Livestock-ER, through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Moreover, such a dissolution may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity futures prices generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of futures contracts, on the one hand, and stocks or bonds, on the other hand. Because of this lack of correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. The commodity futures markets are fundamentally different from the securities markets in that for every gain in commodity futures trading, there is an equal and offsetting loss. If the performance of the Shares reflects positive or negative correlation to one or more financial asset classes, however, investing in Shares for purposes of diversification of the investment risk from such other financial asset classes may be unsuccessful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trustee.

If one or more Authorized Participants withdraw from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the CERFs and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trustee has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. The liquidity of the Shares and the correlation between the value of the Shares and the level of the Index may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares will be listed on the New York Stock Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trustee may suspend the right of redemption or postpone the redemption settlement date for such periods as it or the Sponsor deems to be necessary for any reason. In addition, the Trustee will have the absolute right to reject any redemption order, including, without limitation, (1) if the order is not in proper form as described in the Authorized Participant Agreement, (2) during any period in which circumstances make transactions or delivery of CERFs impossible or impractical, or (3) if the acceptance of the redemption order would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trustee disclaims any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares will be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

If the processes of creation and redemption of Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying CERFs may choose not do so. If this is the case, the price of the Shares may vary from the price of the CERFs and may trade at a discount to their NAV. In addition, in some circumstances, such as the failure of the registration statement covering the Shares to be effective, the Trust may be unable to create or redeem Shares, which may have similar consequences.

Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Investing Pool.

The CME imposes speculative position limits on market participants trading in CERFs, including the Investing Pool, that prohibit any person from holding a position of more than [            ] contracts. The Investing Pool intends to apply for an exemption from these position limits. If the Investing Pool is unable to obtain an exemption, its ability to issue new Baskets or reinvest income in additional CERFs may be limited to the extent these activities would cause the Investing Pool to exceed the position limit. This may affect the liquidity of the Shares and the correlation between the price of the Shares and the net asset value of the Trust.

In addition, exchanges may take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Investing Pool to liquidate all or part of its CERF positions or require holders of positions in the futures contracts underlying the GS Livestock-ER to liquidate their positions. This could affect the level of the Index and the NAV.

As a Shareholder, you will not have the rights normally associated with ownership of common shares.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares. You will have only the limited rights described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

Neither the Trust nor the Investing Pool is registered as an investment company for purposes of United States federal securities laws, and neither is subject to regulation by the SEC as an investment company. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads will not apply to the Trust or the Investing Pool. Barclays Global Investors International, Inc., as the Sponsor and the Manager, is registered with the CFTC as a commodity pool operator, and Barclays Global Fund Advisors, as the Advisor, is registered with the CFTC as a commodity trading advisor. The CFTC therefore has jurisdiction over these entities and regulatory authority over certain activities of the Trust and the Investing Pool. The nature and degree of this regulation differs from the regulatory scheme imposed under the Investment Company Act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust, the Investing Pool or an investment in the Shares.

While the Sponsor believes that it has all the intellectual property rights needed to operate the Trust and the Investing Pool in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust, the Investing Pool or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust, the Investing Pool and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the Investing Pool or the suspension of activities or dissolution of the Trust or the Investing Pool.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor or if the Investing Pool is required to indemnify the Manager.

Under the Trust Agreement, the Sponsor has the right to be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part. That means the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it, which would reduce the net asset value of the Trust and the value of the Shares. Likewise, under the Investing Pool Agreement, the Manager and agents of the Investing Pool have the right to be indemnified by the Investing Pool for any liability or expense they incur without negligence, bad faith or willful misconduct on their part. That means the Manager may require the assets of the Investing Pool to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Investing Pool and thereby affect the net asset value of the Trust and the value of the Shares.

Regulatory changes or actions may affect the Shares.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, implementing retroactively speculative position limits or higher margin requirements, establishing daily price limits and suspending trading. The regulation of futures transactions in the United States is subject to modification by government and judicial action. The effect of any future regulatory change on the Trust or the Investing Pool is impossible to predict, but could be substantial and adverse.

The New York Stock Exchange may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares will be listed for trading on the New York Stock Exchange under the symbol “[ • ]”. Trading in the Shares may be halted due to market conditions or, in light of New York Stock Exchange rules and procedures, for reasons that, in the view of the New York Stock Exchange, make trading in the Shares inadvisable. In addition, trading generally on the New York Stock Exchange is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be dissolved if the Shares are delisted from the New York Stock Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting.

Risk Factors Relating to Conflicts of Interest.

The relationship between the Sponsor and the Trustee and the proprietary and managed trading activities of the Sponsor and its affiliates could conflict with your interests as a Shareholder.

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the CERFs, the components of the Index or the GS Livestock-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust, the Investing Pool or the Shareholders and that may compete with trading activity in the Shares. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the CERFs or the Shares, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the GS Livestock-ER or its components and, therefore, the value of the CERFs and the price of the Shares.

Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder.

Activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a Shareholder. For example, the Advisor may execute a substantial amount, and potentially all, of the purchases and sales of CERFs through [Goldman, Sachs & Co., as the Investing Pool’s futures commission merchant]. In addition, Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the GS Livestock, over-the-counter contracts on these commodities, the underlying commodities included in the GS Livestock and other instruments and derivative products based on the GS Livestock and the GS Livestock-ER. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the GS Livestock-ER or CERFs, directly or indirectly, by affecting the price of the underlying commodities and, therefore, the value of the GS Livestock-ER, CERFs and the price of the Shares.

Goldman, Sachs & Co. and its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns indexed to the GS Livestock, the GS Livestock-ER or the Index, which would compete with the Shares. By introducing competing products into the marketplace, Goldman, Sachs & Co. and its affiliates could adversely affect the price of the Shares. To the extent that Goldman, Sachs & Co. or its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a Shareholder. Goldman, Sachs & Co. has licensed and may continue to license the GS Livestock, the GS Livestock-ER and the Index for use by unaffiliated trading advisors, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for various other purposes.

Risks Factors Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

The IRS could take the position that CERFs must be taxed under special “mark-to-market” rules that would require gain to be taken into account on an annual basis.

Futures contracts that require a person such as the Investing Pool to make an initial deposit of 100% margin and that do not require or permit the payment by that person of additional variation margin are a novel form of futures contract. Consequently, no statutory, judicial or administrative authority addresses the characterization of a CERF owned by the Investing Pool or the U.S. federal income tax consequences of an investment in the CERFs by the Investing Pool. The Investing Pool has received an opinion that, while there is no authority on point, the CERFs will not be treated as regulated futures contracts within the meaning of section 1256 of the Code because the CERFs are not contracts with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market. You should be aware that an opinion is not binding on the Internal Revenue Service or a court. Accordingly, it is possible that the Internal Revenue Service or a court would reach the conclusion that CERFs should be treated as regulated futures contracts within the meaning of section 1256 of the Code. In that case, the timing, amount, character, holding period or other material aspects of your income, gain, loss or expense from an investment in the Shares could be significantly affected. In particular, you would be taxable on any gain on the CERFs on an annual mark-to-market basis, regardless of the fact that the CERFs have a term of five years.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s and the Investing Pool’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, it is anticipated that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust or the Investing Pool.

The U.S tax rules that apply to partnerships and trusts are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to partnership interest owned by a trust or publicly traded interests in partnerships. The Trust and the Investing Pool will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s or the Investing Pool’s assets and the Shares), the Trust’s and the Investing Pool’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors”, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, the Delaware Trustee, the Initial Purchaser, or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Investing Pool, the Sponsor, the Trustee or the Delaware Trustee is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of long positions in CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). The Trust will deliver, or cause the delivery of, these proceeds to the Investing Pool in return for Investing Pool Interests. These assets will be held on behalf of the Investing Pool in its account with [ • ], its Clearing FCM, until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust and the Investing Pool not assumed by the Sponsor or the Manager. See “Business of the Trust and Investing Pool—Trust Expenses”.

FUTURES CONTRACTS ON THE GS LIVESTOCK-ER

The assets of the Investing Pool will consist of CERFs and cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. CERFs are traded on the CME and were first listed and made available for trading on [ • ]. Consequently, CERFs have no trading history. Futures contracts similar to CERFs, but with respect to the broader GSCI® Excess Return Index, have been traded on the CME since March 2006. Futures and option contracts on the GSCI® itself have been traded on the CME since 1992.

CERFs are subject to the rules of the CME. CERFs trade on GLOBEX, the CME’s electronic trading system, and do not trade through open outcry on the floor of the CME. Transactions in CERFs are cleared through the CME clearing house by the trader’s futures commission merchant acting as its agent. Under these clearing arrangements, the CME clearing house becomes the buyer to each member futures commission merchant representing a seller of the contract and the seller to each member futures commission merchant representing a buyer of the contract. As a result of these clearing arrangements, each trader holding a position in CERFs is subject to the credit risk of the CME clearing house and the futures commission merchant carrying its position in CERFs. See “Risk Factors—Risk Factors Related to CERFs and the GS Livestock-ER—Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house”.

CERFs are cash settled futures contracts that settle approximately five years after initial listing. The initial CERF contract has an expiration in [ • ]. Each CERF is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the GS Livestock-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value is determined for this purpose on the eleventh business day of [ • ]. On a daily basis, most market participants with positions in CERFs are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the CERF from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller.

Futures contracts typically require deposits of initial margin as well as payments of daily variation margin as the value of the contracts fluctuate. For most market participants, the initial margin requirement for CERFs is generally expected to be [3]% to [7]%. Certain market participants, known as “100% margin participants”, however, are required to deposit with their futures commission merchant initial margin in an amount equal to 100% of the value of the CERF on the date the position is established. The futures commission merchant, in turn, will be required to deliver to the CME clearing house initial margin at a level generally expected to be from [3]% to [7]% and pledge to the clearing house, pursuant to a separate custody arrangement pursuant to CME rules, an amount equal to the remainder of the 100% margin amount posted by 100% margin participants. The separate custody arrangement will be an account with the FCM.

As a result of these arrangements, a 100% margin participant buying a CERF will be subject to substantially greater initial margin requirements than other market participants, but will not be required to deposit any additional amounts with its futures commission merchant as variation margin if the value of the CERFs declines. Instead, the futures commission merchant will be obligated to make variation margin payments to the clearinghouse in respect of CERFs held by 100% margin participants, which it will transfer from the separate custody account (and, in turn, from the 100% margin posted by those participants).

If the daily settlement price increases, the futures commission merchant will receive variation margin from the clearinghouse for the account of the 100% margin participant, which it will hold in the separate custody account for the benefit of the 100% margin participant. The buyer will not, however, be entitled to receive or withdraw this variation margin from its futures commission merchant until the liquidation or final settlement of its CERF position. The buyer will be entitled to receive interest or other income on the assets it has deposited as margin or that are credited to the custody account on its behalf from time to time.

Upon liquidation or settlement of a CERF, a 100% margin participant will receive from its futures commission merchant its initial margin deposit, adjusted for variation margin paid or received by the futures commission merchant with respect to the contract during the time it was held by the participant (or the proceeds from liquidation of any investments made with such funds for the benefit of the participant under the terms of its custody arrangement with the carrying futures commission merchant).

The 100% margin participants will include any market participant that is (1) an investment company registered under the Investment Company Act or (2) an investment fund, commodity pool, or other similar type of pooled trading vehicle (other than a pension plan or fund) that is offered to the public pursuant to an effective registration statement filed under the Securities Act, regardless of whether it is also registered under the Investment Company Act, and that has its principal place of business in the United States.

The Investing Pool will be a 100% margin participant. The Investing Pool will satisfy the 100% margin requirement by depositing with the Clearing FCM cash or Short-Term Securities with a value equal to 100% of the value of each long position in CERFs.

CERFs will also differ from traditional futures contracts in another significant respect. In contrast to other types of futures contracts, which are typically listed with monthly, bimonthly or quarterly expirations, CERFs will be listed only with approximately five-year expirations. A buyer or seller of CERFs will be able to trade CERFs on the market maintained by the CME and will consequently be able to liquidate its position at any time, subject to the existence of a liquid market. If a party to a CERF wishes to hold its position to expiration, however, it will be necessary to maintain the position for up to five years. As a CERF nears expiration, it is anticipated, but there can be no assurance, that the CME will list an additional CERF with an approximately five-year expiration.

Creation and redemption of interests in the Trust, and the corresponding creation and redemption of interests in the Investing Pool, will generally be effected through transactions in “exchanges of futures for physicals”, or “EFPs”. EFPs involve contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity. In a typical EFP, the buyer of the futures contract sells the underlying commodity to the seller of the futures contract. In the context of CERFs, the CME permits the execution of EFPs consisting of simultaneous purchases (sales) of CERFs and sales (purchases) of Shares. This mechanism will generally be used by the Trust in connection with the creation and redemption of Baskets. Specifically, it is anticipated that an Authorized Participant requesting the creation of additional Baskets typically will transfer CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) to the Trust in return for Shares.

The Trust will simultaneously contribute to the Investing Pool the CERFs (and any cash or Short-Term Securities) received from an Authorized Participant in return for an increase in its Investing Pool Interests. If an EFP is executed in connection with the redemption of one or more Baskets, an Authorized Participant will transfer to the Trust the interests being redeemed and the Trust will transfer to an Authorized Participant CERFs, cash or Short-Term Securities. In order to obtain the CERFs and cash or Short-Term Securities to be transferred to an Authorized Participant, the Trust will redeem an equivalent portion of its interest in the Investing Pool Interests.

THE INDEX AND THE GS LIVESTOCK-ER

This section contains a description of the Index and the GS Livestock-ER. All information regarding the Index and the GS Livestock-ER contained in this prospectus, including its composition, method of calculation, changes in its components and historical performance, has been derived from publicly available information, including information published by Goldman, Sachs & Co., but has not been independently verified. You, as an investor in the Shares, should conduct your own investigation into the Index, the GS Livestock-ER and Goldman, Sachs & Co., the “Index Sponsor”.

GSCI® is a registered trademark of the Index Sponsor.

The Trust and Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any related indexes or subindexes to track the appropriate market performance. The Index Sponsor’s only relationship to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Trust or the Investing Pool is the licensing of certain trademarks, trade names of the Index Sponsor and the GSCI® and other intellectual property. The GSCI®, the GS Livestock, the GS Livestock-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Investing Pool or the Trust. The Index Sponsor has no obligation to take the needs of Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Investing Pool, the Trust or the Shareholders into consideration in determining, composing or calculating the GSCI®, the GS Livestock, GS Livestock-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Investing Pool, the Shareholders or any other person or entity from use of the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the GSCI®, the GS Livestock, the GS Livestock-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor hereby expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Index and the GS Livestock-ER reflects the policies of and is subject to change by the Index Sponsor. The Index Sponsor owns the copyright and all other rights to the Index and the GS Livestock-ER. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index or the GS Livestock-ER. The consequences of Goldman, Sachs & Co.’s discontinuing the GS Livestock-ER are described under “Risk Factors—Risk Factors Relating to CERFs and the GS Livestock-ER”.

Current information regarding the market values of the Index and the GS Livestock-ER is available from Goldman, Sachs & Co. and numerous public sources. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool makes any representation that publicly available information about the Index and the GS Livestock-ER is accurate or complete. In addition, none of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or the GS Livestock-ER.

The Index and the GS Livestock-ER were established in May 1991. The Index reflects the value of an investment in the GS Livestock-ER together with a Treasury bill return. The GS Livestock-ER reflects the returns that are potentially available through a rolling uncollateralized investment in the contracts comprising the GS Livestock.

Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and establish a position in the next available delivery month. This process is referred to as “rolling” the position forward. The GS Livestock-ER is designed to reflect the return from rolling each contract included in the GS Livestock as it nears expiration into the next available delivery month. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the “rolling” process results in a greater quantity of the second contract being acquired for the same value. Conversely, if the price of the second contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second contract being acquired for the same value.

More specifically, the rolling of the contracts included in the GS Livestock occurs on the fifth through the ninth business days of each month. During this roll period, each contract is shifted from the contract with the nearest expiration to the contract with the next nearest expiration at a rate of 20% per day for each the five days of the roll period. Therefore, during the first four business days of a month, and just before the end of the fifth business day, the GS Livestock consists of futures contracts with the nearest expirations. The GS Livestock is calculated as though each contract roll occurs at the end of each day during the roll period, at the daily settlement prices. At the end of the fifth business day, the GS Livestock is adjusted so that 20% of the contracts underlying the GS Livestock held are in the next nearest expiring contracts, with 80% remaining in the nearest expiring contracts. The roll process continues on the sixth, seventh and eighth business days, with the relative weights of the nearest to the next nearest expirations gradually shifting from a 60%/40% weighting, to a 40%/60% weighting, to a 20%/80% weighting. At the end of the ninth business day, the last of the contracts with the nearest expirations are exchanged, completing the roll and leaving the GS Livestock composed entirely of contracts with the next nearest expirations. See “—Contract Daily Return”.

The GS Livestock itself reflects the livestock commodities (currently live cattle, live hogs and feeder cattle) included in the GSCI®, which is an index on a production-weighted basket of principal physical commodities that satisfy specified criteria. The GSCI® reflects the level of commodity prices at a given time and is designed to be a measure of the performance over time of the markets for these commodities. The commodities represented in the GSCI® are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSCI® are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor, in consultation with its Policy Committee described below) of those commodities to the world economy. The fluctuations in the level of the GSCI® are intended generally to correlate with changes in the prices of those physical commodities in global markets.

The following is a summary of the composition of and the methodology used to calculate the GSCI® and the GS Livestock as of the date of this prospectus. The methodology for determining the composition and weighting of the GSCI® and the GS Livestock and for calculating their value is subject to modification in a manner consistent with the purposes of the indexes, as described below. The Index Sponsor makes the official calculations of the value of the GS Livestock. At present, this calculation is performed continuously and is reported on Reuters Page GSCL and is updated on Reuters at least once every three minutes during business hours on each day on which the offices of Goldman, Sachs & Co. in New York City are open for business, which we refer to as a “GSCI® Business Day”. The settlement price for the GS Livestock-ER is also reported on Reuters Page GSCL at the end of each GSCI® Business Day and on Bloomberg page GSLVER <index>. If Reuters ceases to publish the value of the GS Livestock or the settlement price of the GS Livestock-ER, Goldman, Sachs & Co. has undertaken to use commercially reasonable efforts to ensure that a comparable reporting service publishes the GS Livestock so long as any Shares are outstanding.

The Index Sponsor and some of its affiliates will trade the contracts comprising the GS Livestock, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. The Index Sponsor and some of its affiliates may underwrite or issue other securities or financial instruments indexed to the GS Livestock and related indices and license the GS Livestock for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could adversely affect the value of the GS Livestock. There may be conflicts of interest between you and the Index Sponsor. See “Risk Factors—Risk Factors Relating to Conflicts of Interest—Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder”.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and those platforms, Goldman, Sachs & Co. has undertaken a review of both the procedures and criteria for determining the contracts to be included in the GSCI®, as well as the procedures and criteria for evaluating available liquidity on an intra-year basis in order to provide GSCI® market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, Goldman, Sachs & Co., in consultation with its Policy Committee (as described below), is examining the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the GS Livestock and how the composition of the GSCI® should respond to rapid shifts in liquidity between those instruments and contracts currently included in the GSCI®.

The Policy Committee

The Index Sponsor has established a Policy Committee to assist it with the operation of the GSCI® and its subindexes. The principal purpose of the Policy Committee is to advise the Index Sponsor with respect to, among other things, the calculation of the GSCI®, the effectiveness of the GSCI® as a measure of commodity futures market performance and the need for changes in the composition or the methodology of the GSCI®. The Policy Committee acts solely in an advisory and consultative capacity. All decisions with respect to the composition, calculation and operation of the GSCI® are made by the Index Sponsor.

The Policy Committee generally meets in October of each year. Prior to the meeting, the Index Sponsor determines the commodities to be included in the GSCI® for the following calendar year and the weighting factors for each commodity. The Policy Committee’s members receive the proposed composition of the GSCI® in advance of the meeting and discuss the composition at the meeting. The Index Sponsor also consults the Policy Committee on any other significant matters with respect to the calculation and operation of the GSCI® and its subindexes. The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

The Policy committee currently consists of eight persons, three of whom are employees of the Index Sponsor or its affiliates and five of whom are not affiliated with the Index Sponsor.

Composition of the GSCI®

In order to be included in the GSCI® (and therefore the GS Livestock), a contract must satisfy the following eligibility criteria:

(1) The contract must:

(a) be in respect of a physical commodity and not a financial commodity;

(b) have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

(c) be available, at any given point in time, for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

(2) The commodity must be the subject of a contract that:

(a) is denominated in U.S. dollars;

(b) is traded on or through an exchange, facility or other platform, referred to as a “trading facility”, that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and:

(i) makes price quotations generally available to its members or participants (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

(ii) makes reliable trading volume information available to the Index Sponsor with at least the frequency required by the Index Sponsor to make the monthly determinations;

(iii) accepts bids and offers from multiple participants or price providers; and

(iv) is accessible by a sufficiently broad range of participants.

(3) The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the “daily contract reference price”, generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI®. In appropriate circumstances, however, the Index Sponsor, in consultation with its Policy Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4) At and after the time a contract is included in the GSCI®, the daily contract reference price for that contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to that contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, that trading facility (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during that five-month period.

(5) Volume data with respect to the contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6) A contract that is not included in the GSCI® at the time of determination and that is based on a commodity that is not represented in the GSCI® at that time must, in order to be added to the GSCI® at that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7) A contract that is already included in the GSCI® at the time of determination and that is the only contract on the relevant commodity included in the GSCI® must, in order to continue to be included in the GSCI® after that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

(8) A contract that is not included in the GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® at that time must, in order to be added to the GSCI® at that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least $30 billion.

(9) A contract that is already included in the GSCI® at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® at that time must, in order to continue to be included in the GSCI® after that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

(10) A contract that is:

(a) already included in the GSCI® at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The “reference percentage dollar weight” of a contract represents the current value of the quantity of the underlying commodity that is included in the GSCI® at a given time. This figure is determined by multiplying the contract production weight of a contract, or “CPW”, by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the GSCI® and each contract’s percentage of the total is then determined. The CPW of a contract is its weight in the GSCI®.

(b) not included in the GSCI® at the time of determination must, in order to be added to the GSCI® at that time, have a reference percentage dollar weight of at least 0.75%.

(11) In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

(a) Such contracts will be included in the GSCI® in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the GSCI® attributable to that commodity exceeding a particular level.

(b) If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the GSCI® attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the GSCI® attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the GSCI® attributable to it.

Beginning in 2007, in order for a contract to be included in the GSCI®, (1) the trading facility on which the contract is traded must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the GSCI® that at any given point in time will be involved in the rolls to be effected in the next three roll periods and (2) a contract that is not included in the GSCI® at the time of determination must, in order to be added to the GSCI® at that time, have a reference percentage dollar weight of at least 1.00%.

The GS Livestock represents the contracts in the GSCI® that are in the livestock sector, as determined by the Index Sponsor.

The contracts currently included in the GS Livestock are futures contracts traded on the CME.

The futures contracts currently included in the GS Livestock, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:

Commodity	Weight June 2006*	Market Symbol	Trading Facility
Live Cattle	50.53%	LC	CME
Live Hogs	34.58%	LH	CME
Feeder Cattle	14.88%	FC	CME

*	The futures contracts included in the GS Livestock and their percentage dollar weights, among other matters, may change. ©Goldman, Sachs & Co. Used with permission.

The quantity of each of the contracts included in the GSCI® and its subindexes is determined on the basis of a five-year average, referred to as the “world production average”, of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Index Sponsor, in consultation with its Policy Committee, may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year moving average is updated annually for each commodity included in the GSCI®, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The CPWs used in calculating the GSCI® are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each contract is sufficiently liquid relative to the production of the commodity.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the GSCI® is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the GSCI® and its subindexes to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the GSCI® will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the GSCI® or its subindexes during a given year, however, are (1) a substantial shift of liquidity away from a contract included in the GSCI® or its subindexes as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, the Index Sponsor will consult with the Policy Committee in connection with the changes to be made and will publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the GSCI® and its subindexes, in consultation with its Policy Committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, will be added to the GSCI® and its subindexes. Commodities included in the GSCI® and its subindexes that no longer satisfy that criteria, if any, will be deleted.

The Index Sponsor, in consultation with its Policy Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the

GSCI® are necessary or appropriate in order to assure that the GSCI® represents a measure of commodity market performance. The Index Sponsor has the discretion to make any such modifications, in consultation with its Policy Committee.

Contract Expirations

Because the GSCI® is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the GSCI® for each commodity during a given year are designated by the Index Sponsor, in consultation with its Policy Committee, provided that each contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the GSCI® will be calculated during the remainder of the year in which that deletion occurs on the basis of the remaining contract expirations designated by the Index Sponsor. If a trading facility ceases trading in all contract expirations relating to a particular contract, the Index Sponsor may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI®. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the GSCI®. If that timing is not practicable, the Index Sponsor will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

If a trading facility eliminates one or more contract expirations, but there are remaining contact expirations of the same contract, the weighting of the commodity underlying the relevant contract will not be affected. If the trading facility ceases trading in all contract expirations relating to a particular contract, and the Index Sponsor designates a replacement contract on the same commodity, the index weighting allocated to the terminated contract will be allocated to the replacement contract. Accordingly, unless a contract is eliminated entirely and no replacement contract is designated, a cessation of trading in certain contract expirations or the elimination of a contract will not affect the weighting of commodities in the Index. If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the Index and the weighting allocated to that contract will then be allocated pro rata to the remaining contracts in the Index. The designation of a replacement contract, or the elimination of a commodity from the Index because of the absence of a replacement contract, could affect the value of the Index and the GS Livestock-ER, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts in the Index. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Index or the GS Livestock-ER.

As discussed below, the level of the GS Livestock-ER and the Index will be determined based on the total dollar weight of the GS Livestock-ER and the contract daily return.

Total Dollar Weight of the GS Livestock

The total dollar weight of the GS Livestock is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price;

•	multiplied by the appropriate CPW; and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the Index Sponsor, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M., New York City time, the Index Sponsor may, if it deems that action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant GS Livestock calculation. For purposes of the calculation of the GS Livestock-ER and the Index, the CPW of the relevant contract will be determined with respect to the GS Livestock rather than the GSCI® as a whole.

It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility will fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible. This could arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and the Index Sponsor would likely disregard that price.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the GS Livestock, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight”, divided by the total dollar weight of the GS Livestock on the preceding day, minus one.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GS Livestock is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GS Livestock also takes place over a period of days at the beginning of each month, referred to as the “roll period”. On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the GS Livestock is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a “Limit Price”;

•	the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 P.M., New York City time. In that event, the Index Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the Index Sponsor will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

Calculation of the GS Livestock-ER

The value of the GS Livestock-ER on any GSCI® Business Day is equal to the product of (1) the value of the GS Livestock-ER on the immediately preceding GSCI® Business Day multiplied by (2) one plus the contract daily return on the GSCI® Business Day on which the calculation is made.

Calculation of the Index

The value of the Index on any GSCI® Business Day is equal to the product of (1) the value of the Index on the immediately preceding GSCI® Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury bill return on the GSCI® Business Day on which the calculation is made, multiplied by (3) one plus the Treasury bill return for each non-GSCI® Business Day since the immediately preceding GSCI® Business Day. The Treasury bill return is the return on a hypothetical investment at a rate equal to the interest rate on a specified U.S. Treasury bill.

Historical Performance of the Index

The following table illustrates, on a hypothetical basis from January 5, 1970 through January 2, 1991, and on an actual basis since January 2, 1992, how the Index would have performed before and on January 2,1991 based on the selection criteria and methodology described above, and how the Index did perform after that date. [Most of the commodities currently comprising the GS Livestock, however, have not been continuously included in the GS Livestock since 1970, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodities previously included in the GS Livestock no longer meet the selection criteria and have been deleted.]

The Index Sponsor began calculating and publishing the Index on Reuters Page GSCL in May 1991. Accordingly, while the following historical performance table is based on the selection criteria and methodology described in this prospectus, the Index was not actually calculated and published prior to May 1, 1991. The value of the Index has been normalized such that its hypothetical level on January 5, 1970 was 100.77.

The historical performance reflected in the following table is based on the Index selection criteria identified above and on actual price movements in the relevant markets on the relevant date. There can be no assurance, however, that this performance will be replicated in the future or that the historical performance of the Index will serve as a reliable indicator of its future performance.

Historical Value of the Index

January 5, 1970	100.77	January 3, 1989	1900.22
January 4, 1971	107.01	January 2, 1990	2201.00
January 3, 1972	151.56	January 2, 1991	2761.83
January 2, 1973	202.87	January 2, 1992	2783.86
January 2, 1974	227.71	January 4, 1993	3531.72
January 2, 1975	171.56	January 3, 1994	3760.91
January 2, 1976	244.12	January 3, 1995	3381.06
January 3, 1977	225.90	January 2, 1996	3425.47
January 3, 1978	308.90	January 2, 1997	3987.63
January 2, 1979	461.00	January 2, 1998	3693.45
January 2, 1980	560.39	January 4, 1999	2651.77
January 2, 1981	546.08	January 3, 2000	3137.72
January 4, 1982	489.19	January 2, 2001	3382.40
January 3, 1983	721.51	January 2, 2002	3263.44
January 3, 1984	859.77	January 2, 2003	2973.14
January 2, 1985	958.16	January 2, 2004	3014.38
January 2, 1986	842.63	January 3, 2005	3746.62
January 2, 1987	1059.59	January 3, 2006	3841.00
January 4, 1988	1568.64

*	Values from January 5, 1970 through January 2, 1991 are hypothetical; values from January 2, 1992 are actual Index values. Goldman, Sachs & Co. Used with permission.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements of the Trust and the Investing Pool and related notes included elsewhere in this prospectus. This discussion may contain statements that relate to future events or future performance. None of the Sponsor, the Manager, the Trustee, the Delaware Trustee or any other person assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Sponsor, the Manager, the Trustee or the Delaware Trustee is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

Critical Accounting Policies

The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s and the Investing Pool’s financial positions and results of operations. These estimates and assumptions affect the Trust’s and the Investing Pool’s application of accounting policies. Please refer to Note 1 to the audited financial statements of the Trust and the Investing Pool found elsewhere in this prospectus for further discussion of the Trust’s and the Investing Pool’s accounting policies.

Liquidity and Capital Resources

As of the date of this prospectus, the Trust and the Investing Pool have not begun trading activities. Once they begin trading activities, the Investing Pool’s assets will consist of CERFs and cash and Short-Term Securities that will be posted as collateral for the Investing Pool’s CERF positions. The Trust and the Investing Pool do not anticipate any further need for liquidity because creations and redemptions of Shares will generally occur in kind and ordinary expenses will be met by cash on hand. Interest earned on the assets posted as collateral will be paid to the Investing Pool and, it is anticipated, will be used to pay the fixed fee to the Manager and purchase additional CERFs, or, in the discretion of the Sponsor, be distributed to Shareholders. In exchange for a fee, based on the net asset value of the Investing Pool, the Sponsor and the Manager have agreed to assume most of the ordinary expenses incurred by the Trust and the Investing Pool. In the case of an extraordinary expense, however, the Investing Pool could be forced to liquidate its CERF positions.

The Sponsor is unaware of any trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s or the Investing Pool’s liquidity needs.

Because the Investing Pool will trade CERFs, its capital will be at risk due to changes in the value of the CERFs or other assets (market risk) or the inability of counterparties to perform (credit risk).

Market Risk

The Investing Pool will hold CERF positions and post cash and Short-Term Securities as margin to collateralize the CERF positions. Because of this limited diversification of the Investing Pool’s assets, fluctuations in the value of the CERFs are expected to greatly impact the value of the Shares. The market risk to be associated with the Investing Pool’s CERF positions will be limited to the amount of the cash and Short-Term Securities posted as margin. The Investing Pool’s exposure to market risk will be influenced by a number of factors, including the liquidity of the CERF market and activities of other market participants.

Credit Risk

When the Investing Pool purchases CERFs, the Investing Pool will be exposed to credit risk of a default by the CME clearing house, which serves as the counterparty to each CERF position, and of a default by the

Clearing FCM. In the case of such a default, the Investing Pool could be unable to recover amounts due to it on its CERF positions and assets posted as margin. The Investing Pool will also be exposed to the credit risk of the obligors of any Short-Term Securities posted as margin. See also “Risk Factors—Risk Factors Related to CERFs and the GS Livestock-ER—The Investing Pool’s Clearing FCM could fail. Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house”.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

The Trust and the Investing Pool have not used, nor do they expect to use, special purpose entities to facilitate off-balance sheet financing arrangements. The Trust and the Investing Pool have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the best interests of the Trust and the Investing Pool. While the Trust’s and the Investing Pool’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Trust’s or the Investing Pool’s financial position.

BUSINESS OF THE TRUST AND THE INVESTING POOL

The activities of the Trust will be limited to (1) issuing Baskets in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), (2) contributing the proceeds described in (1) that it receives in connection with issuances of Baskets to the Investing Pool in return for Investing Pool Interests, (3) paying out of Trust assets any Trust expenses and liabilities not assumed by the Sponsor, (4) delivering proceeds consisting of CERFs, cash and Short-Term Securities in exchange for Baskets surrendered for redemption, and (5) redeeming Investing Pool Interests in exchange for the proceeds described in (4). The Trust, through the Investing Pool, will be a passive investor in CERFs and the cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. Neither the Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of CERFs or securities posted as margin.

The activities of the Investing Pool will be limited to (1) issuing Investing Pool Interests to the Trust in return for CERFs and cash or Short-Term Securities, (2) paying out of Investing Pool assets any expenses and liabilities not assumed by the Manager, and (3) delivering proceeds consisting of CERFs, cash and Short-Term Securities in exchange for Investing Pool Interests surrendered for redemption. The Advisor will act as the commodity trading advisor for the Investing Pool. The Advisor will enter into long positions in CERFs and post cash and Short-Term Securities as collateral. The Investing Pool will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in value of the CERFs, any of the commodities represented by the GS Livestock or the Short-Term Securities held by the Investing Pool. To the extent that the Investing Pool accepts proceeds from the Trust in the form of cash rather than CERFs and other assets, the Investing Pool will use that cash to purchase additional CERFs, in an amount that the Advisor determines will enable the Investing Pool to achieve investment results that correspond with the Index, and to collateralize those CERFs.

The Investing Pool will establish long positions in CERFs either by receiving transfers of such positions from Authorized Participants in connection with the creation of Shares by the Trust or by placing orders for purchases of CERFs with the Clearing FCM or other futures commission merchants. If the Investing Pool purchases CERFs, its orders will be executed through the CME’s electronic trading system, through the competitive execution market maintained by the CME and subject to the rules of the CME. All CERF positions held by the Investing Pool, regardless of whether they are transferred to the Investing Pool by Authorized Participants at the direction of the Trust or are created through purchases of CERFs by the Investing Pool on the CME, will be maintained in the Investing Pool’s account with the Clearing FCM. In order to satisfy redemption requests, the Investing Pool will either transfer CERFs to the relevant Authorized Participants at the direction of the Trust or liquidate CERFs to generate cash to be transferred to such Authorized Participants. Liquidation of CERF positions will be effected by entering orders with a futures commission merchant, for execution on the CME, to sell CERFs, which will serve to offset the Investing Pool’s existing long positions.

The Investing Pool is required to deposit initial margin on its CERFs positions in an amount equal to 100% of the value of each CERF position at the time it is established. This requirement applies to CERFs transferred by Authorized Participants or established through transactions executed on behalf of the Investing Pool by the Clearing FCM. The Investing Pool will satisfy this requirement by maintaining in its account with the Clearing FCM a portfolio of cash and/or Short-Term Securities, which will have a value at least equal to the value of the Investing Pool’s CERF positions when established. See “Futures Contracts on the GS Livestock-ER”.

Any cash and securities held in the Investing Pool’s account with the Clearing FCM will be pledged to the Clearing FCM as security for the Investing Pool’s obligations to the Clearing FCM.

The CERFs will expire approximately five years after their listing. Prior to any rolling of the CERFs, all of the CERFs will have the same expiration date in [ • ]. It is expected that prior to that time, the CME will list another CERF with an approximately five-year expiration, although the CME is under no obligation to list a later expiring CERF. It will therefore be necessary for the Investing Pool, in order to maintain its long position in CERFs, to “roll” its position from the first CERF into the second. This roll will be effected in a manner that, in the judgment of the Advisor, based on the circumstances prevailing at that time, is most beneficial to the Investing Pool and will reduce the risks to which the Investing Pool is exposed as a result of the roll. The roll may be effected by liquidating the Investing Pool’s entire position in the first CERF and establishing a position in the second CERF in a single transaction on one trading day or by liquidating portions of the position in the first CERF, and establishing corresponding positions in the second CERF, over a number of trading days.

The rolling of the Investing Pool’s positions in CERFs will necessarily affect the relationship between the value of the Shares and the number of CERFs represented by each Share. The rolling process will not generate an actual gain or loss. When the first CERF is liquidated as part of a roll, if the price of the second CERF is lower, the roll will result in the Investing Pool owning a larger number of contracts in the second CERF than it owned in the first CERF. Conversely, if the price of the second CERF is greater than that in the first CERF, the roll will result in the Investing Pool owning fewer contracts in the second CERF than it owned in the first CERF. The differential in the number of CERFs will result in Investing Pool participating to a greater or lesser extent in subsequent changes in the price of the CERFs. Whether any price differential exists between the CERFs involved in a roll, however, will depend on the prices of these CERFs at the time the roll occurs. Because it is impossible to predict those prices, the likelihood and extent of discounts or premiums resulting from the rolling process or of how the Shares will be affected as a result thereof cannot be determined. However, the change in the number of CERFs represented by each Share should not have a material effect on the value of the Shares at the time of the rolling.

Investment Objective of the Trust and the Investing Pool

The investment objective of the Trust is to seek investment results, through the Trust’s investment in the Investing Pool, that correspond generally to the performance of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. The Investing Pool will hold long positions in CERFs and will earn interest on the assets used to collateralize its holdings of CERFs.

As described in more detail under “Future Contracts on the GS Livestock-ER”, CERFs are cash-settled futures contracts that settle approximately five years after their initial listing. Each CERF is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the GS Livestock-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value is determined for this purpose on the eleventh business day of the expiration month, which will be [ • ]. Accordingly, a position in CERFs provides the holder with the positive or negative return on the GS Livestock-ER during the period in which the position is held. On a daily basis, most market participants with positions in CERFs are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the CERF from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller. The Investing Pool, however, and certain other categories of investors, will be required to deposit initial margin equal to 100% of the value of the CERF position at the time it is established but will not be required to pay additional variation margin.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although the Shares will not be the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative way of participating in the commodities market. An investment in Shares is:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed on the New York Stock Exchange under the symbol “[ • ]”.

•	Relatively cost efficient. CERFs entail certain additional expenses as compared to other futures contracts for various reasons, including the requirement to post 100% margin and related arrangements. Nonetheless, because the expenses involved in the underlying investment in CERFs will be dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the physical commodities represented by the GS Livestock for investors not otherwise in a position to participate directly in the market for physical commodities or futures contracts on physical commodities.

In addition, retail investors can gain exposure to the commodities underlying the GS Livestock-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities. The Shares will be eligible for margin accounts.

Secondary Market Trading

While the Trust anticipates that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV will fluctuate primarily with changes in the market values of CERFs. The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the CERFs and market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the New York Stock Exchange on which the Shares trade, the CME, on which CERFs trade, and the principal commodities markets on which the futures contracts in the GS Livestock-ER trade. While the Shares will trade on the New York Stock Exchange until 4:15 P.M., New York City time, liquidity in the markets for the CERFs and the underlying commodities will be reduced after the close of the principal markets for these contracts, which usually occurs at 1:40 P.M., Chicago time, for the CERFs. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during this “gap” in market trading hours.

Investing Pool Interests will be issued by the Investing Pool only to the Trust and the Manager. Because Investing Pool Interests, by their terms, may be held only by the Trust and the Manager, there will be no secondary market for Investing Pool Interests.

Valuation of CERFs; Computation of Trust’s Net Asset Value

On each Business Day on which the New York Stock Exchange is open for regular trading, as soon as practicable after the close of regular trading of the Shares on the New York Stock Exchange (normally, 4:15 P.M., New York City time), the Trustee will determine the net asset value of the Trust and the NAV as of that time.

The Trustee will value the Trust’s assets based upon the determination by the Manager, which may act through the Investing Pool Administrator, of the net asset value of the Investing Pool. The Manager will determine the net asset value of the Investing Pool as of the same time that the Trustee determines the net asset value of the Trust.

The Manager will value the Investing Pool’s long position in CERFs on the basis of that day’s announced CME settlement price for the CERF. The value of the Investing Pool’s CERF position (including any related margin) will equal the product of (a) the number of CERF contracts owned by the Investing Pool and (b) the settlement price on the date of calculation. If there is no announced CME settlement price for the CERF on a Business Day, the Manager will use the most recently announced CME settlement price unless the Manager determines that that price is inappropriate as a basis for evaluation. The daily settlement price for the CERF is established by the CME shortly after the close of trading in Chicago on each trading day.

The Manager will value all other property of the Investing Pool at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Manager, if the current market value cannot be determined.

Once the value of the CERFs and interest earned on any assets posted as margin and any other assets of the Investing Pool has been determined, the Manager will subtract all accrued expenses and liabilities of the Investing Pool as of the time of calculation in order to calculate the net asset value of the Investing Pool. The Manager, or the Investing Pool Administrator on its behalf, will then calculate the value of the Trust’s Investing Pool Interest and provide this information to the Trustee.

Once the value of the Trust’s Investing Pool Interests have been determined and provided to the Trustee, the Trustee will subtract all accrued expenses and other liabilities of the Trust from the total value of the assets of the Trust, in each case as of the calculation time. The resulting amount is the net asset value of the Trust. The Trustee will determine the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Shares to be delivered under a creation order will be considered to be outstanding for purposes of determining the NAV if the applicable creation order was received by the Trustee prior to 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, prior to the close of trading of CERFs on the CME on such day), on the date of calculation. Shares to be delivered under a redemption request will not be considered to be outstanding for purposes of calculating the NAV if the applicable redemption request was received by the Trustee prior to 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, prior to the close of trading of CERFs on the CME on such day), on the date of calculation.

The NAV for each Business Day on which the New York Stock Exchange is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.iShares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) New York Stock Exchange listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $[ • ] annually. The Sponsor estimates that these annual administrative, operational and marketing expenses will be approximately [ • ]% of the expected net asset value of the Trust. The Trust is not expected to have other ordinary recurring administrative, operational or marketing expenses. The Sponsor will also pay the costs of the Trust’s organization and initial sale of Shares by the Initial Purchaser, including applicable SEC registration fees, which are expected to be approximately $[ • ].

The Sponsor will not receive a fee in connection with its role as Sponsor. However, Barclays Global Investors International, Inc. will receive an allocation in connection with its role as Manager of the Investing Pool that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool and will be payable by the Investing Pool monthly in arrears. For a description of how the net asset value of the Investing Pool is calculated, see “—Valuation of CERFs; Computation of Trust’s Net Asset Value” above.

The Sponsor and the Trustee can amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”.

The Trust will be responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. The Sponsor does not expect such commissions and fees to exceed $[ • ] in any year.

The Trustee will also pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•	any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expense of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements by it prior to the commencement of the trading of Shares on the New York Stock Exchange and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

DESCRIPTION OF THE SHARES, THE TRUST AGREEMENT

AND THE INVESTING POOL AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware on [ • ], 2006. The Trust intends to continuously offer Shares to the public. The required consideration for the Trust’s issuance of Shares, and for the Trust’s purchase of Investing Pool Interests, consists of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). The Trust is governed by the Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

The Investing Pool is a limited liability company organized under the laws of the State of Delaware on [ • ], 2006. The Investing Pool invests in CERFs and posts as margin to collateralize its CERF positions cash or Short-Term Securities contributed to the Investing Pool by the Trust in return for Investing Pool Interests. The Investing Pool is governed by the Investing Pool Agreement between the Manager and the Trust. The Investing Pool Agreement sets out the rights of the members. Delaware law governs the Investing Pool Agreement, the Investing Pool and the Investing Pool Interests. Where relevant to the Shareholders, the following also summarizes certain material provisions of the Investing Pool Agreement and Investing Pool Interests. That description is qualified by reference to the entire Investing Pool Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust will consist of Investing Pool Interests held by the Trustee on behalf of the Trust, which are the only securities in which the Trust may invest. The Trust will also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. Any cash held by the Trust will not be held in an interest-bearing account. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act and neither is required to register under that Act.

Creations of Baskets

The Trust expects to offer Shares on a continuous basis on each Business Day, but only in Baskets consisting of [50,000] Shares. Baskets will be typically issued only in exchange for an amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount for the Business Day on which the creation order was received by the Trustee. The Basket Amount for a Business Day will have a per Share value equal to the NAV as of such day. However, orders received by the Trustee after 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, after the close of trading of CERFs on the CME on such day), will be treated as received on the next following Business Day. The Trustee will notify the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust will issue any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a written creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets will be transferred. The Trustee will acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions”.

Upon the transfer of (1) the required consideration of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the amounts, and to the accounts, specified by the Trustee, and (2) the Trustee’s transaction fee per Basket of $[ • ] multiplied by the number of CERFs included in the Basket Amount, the Trustee will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant. In limited circumstances and with the approval of the Sponsor, Baskets may be created for cash, in which case the Authorized Participant will be required to pay any additional issuance costs, including the costs to the Investing Pool of establishing the corresponding CERF position.

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant will have no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee will maintain a current list of Authorized Participants.

No Shares will be issued unless and until the Trustee receives confirmation that (1) the required consideration has been received in the account or accounts specified by the Trustee and (2) the Manager confirms that Investing Pool Interests with an initial value equal to the consideration received for the Shares have been issued to the Trust. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee has not received the required consideration for the Shares to be delivered on the delivery date, by 11:00 A.M., New York City time, the Trustee may cancel the creation order.

The Trustee will have the absolute right to reject any creation order, including, without limitation, (1) creation orders that the Trustee has determined are not in proper form, (2) creation orders that the Trustee has determined would have adverse tax or other consequences to the Trust, the Investing Pool or the Shareholders, or (3) creation orders the acceptance of which would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemptions of Baskets

Authorized Participants may typically surrender Baskets in exchange only for an amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount on the Business Day the redemption request is received by the Trustee. However, redemption requests received by the Trustee after 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, after the close of trading of CERFs on the CME on such day), will be treated as received on the next following Business Day. Holders of Baskets who are not Authorized Participants will be able to redeem their Baskets only through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but they are under no obligation to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a written request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the required Basket Amount will be transferred. The Trustee will acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “— Requirements for Trustee Actions”.

After the delivery by the Authorized Participant to the Trustee’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee will deliver to the order of the redeeming Authorized Participant redemption proceeds consisting of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket equal to $[ • ] multiplied by the number of CERFs included in the Basket Amount. In limited circumstances and with the approval of the Trustee, Baskets may be redeemed for cash, in which case the Authorized Participant will be required to pay any additional redemption costs, including the costs to the Investing Pool of liquidating the corresponding CERF position. The Trust will receive these redemption proceeds pursuant to the Trust’s contemporaneous redemption of Investing Pool Interests of corresponding value. Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the CERFs, cash or Short-Term Securities to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by 11:00 A.M., New York City time, on the delivery date, the Trustee may cancel the redemption order.

The Trustee will have the absolute right to reject any redemption order, including, without limitation, (1) redemption orders that the Trustee has determined are not in proper form, (2) redemption orders the acceptance of which would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law, or (3) during any period in which circumstances make transactions in, or settlement or delivery of, CERFs impossible or impractical. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Certificates Evidencing the Shares

The Shares will be evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Cash and Other Distributions

If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or contribute it to the Investing Pool to acquire additional CERFs. The Trust has no obligation to make periodic distributions to Shareholders.

If the Trust receives any property in respect of Trust property other than cash, the Trustee, at the direction of the Sponsor, will distribute that property to the Shareholders by any means lawful, equitable or feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Trustee will responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares do not have any voting rights. However, registered holders of at least [25]% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least [75]% of the Shares have the right to require the Trustee to terminate the Trust as described under “— Amendment and Dissolution”.

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee per Basket of $[ • ] multiplied by the number of CERFs included in the Basket Amount. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket equal to $[ • ] multiplied by the number of CERFs included in the Basket Amount. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trust Expenses

The Trustee will pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•	any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of Shares; and

•	any indemnification of the Sponsor described under “—Limitations on Obligations and Liability”.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements by it prior to the commencement of the trading of Shares on the New York Stock Exchange and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV will decrease. Cash held by the Trustee pending payment of the Trust’s expenses or distribution to Shareholders will not bear any interest.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust and the Investing Pool—Valuation of CERFs; Computation of Trust’s Net Asset Value”.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, the Sponsor will be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders, it will not become effective until thirty days after the Trustee notifies the registered holders of the amendment. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a Shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from the New York Stock Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least [75]% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•	the Manager determines to liquidate the Investing Pool in accordance with the terms of the Investing Pool Agreement, which provides that the Manager may liquidate the Investing Pool at any time the

Manager determines that liquidating the Investing Pool is advisable. (Such circumstances might occur, by way of illustration and not of limitation, if (1) CERFs cease to be listed on the CME and, in the opinion of the Manager, no successor or substantially similar futures contracts are available, (2) Goldman, Sachs & Co. (or its successor) ceases to maintain the GS Livestock-ER and, in the opinion of the Manager, it is not advisable to continue investing in CERFs, and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, or (3) the value of the Investing Pool is below a level such that continued operation of the Investing Pool is not cost-effective);

•	the Trust and/or the Investing Pool is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least thirty days before the date for dissolution of the Trust. After termination, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee will deliver or register a transfer of Shares, make a distribution on Shares, or permit the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trustee may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator or Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee may terminate any Trust Administrator or agent at any time and is not required to appoint a new Trust Administrator or agent.

Custody of the Trust Assets

The creation and redemption of Baskets, and the corresponding creation and redemption of Investing Pool Interests, will generally be effected through EFPs. Because EFPs involve contemporaneous transfers, it is anticipated that the Trust will not hold CERFs and the securities used to collateralize CERFs on a regular basis. The Investing Pool Interests, which are not certificated, will be recorded in the books and records of the Trust by the Trustee and in the books and records of the Investing Pool by the Manager. To the extent the Trust has property that requires a custodian, the Trustee will appoint an agent qualified to maintain the property of the Trust.

Investing Pool Agreement

The Investing Pool is governed by the Investing Pool Agreement, entered into between the Trust and Barclays Global Investors International, Inc., as members. Barclays Global Investors International, Inc. serves as Manager under the Investing Pool LLC Agreement and, as such, is responsible for the administration of the Investing Pool.

The Investing Pool will issue Investing Pool Interests only to the Trust and the Manager, and neither the Trust nor the Manager may transfer Investing Pool Interests to any other person; provided that the Manager may transfer its Investing Pool Interests to any non-natural person that is an affiliate of the Manager. Each time Shares are created or redeemed, the Trust will contribute to the Investing Pool, or receive a distribution from the Investing Pool, in an amount equivalent to the Basket Amount it receives in connection with such creation or redemption. The Manager will make an initial contribution of $[ • ] to the Investing Pool.

The Manager has delegated some of the administration of the Investing Pool to Barclays Global Investors, N.A., the Administrator, which in turn has employed Investors Bank & Trust Company as the Investing Pool Administrator to maintain various records and carry out various duties on behalf of the Investing Pool. Barclays Global Investors, N.A. has also employed PricewaterhouseCoopers LLP as the Tax Administrator to provide grantor trust tax accounting and tax reporting services for the Trust and partnership tax accounting and tax reporting services for the Investing Pool.

On each Business Day on which the value of the Trust’s assets are determined, the Investing Pool Administrator will calculate and provide to the Trustee a determination of the value of the assets of the Investing Pool as of the close of trading on the New York Stock Exchange on the basis of the then-most recent settlement prices for CERFs on the CME and the then-current market prices for the assets posted as margin held by the Investing Pool.

The Manager will pay expenses that would otherwise be considered ordinary operating expenses of the Investing Pool (other than trading commissions). In recognition of its paying these expenses, as well as the ordinary operating expenses with respect to the Trust, for which Barclays Global Investors International, Inc. serves as Sponsor, the Manager will receive a special allocation from the Investing Pool that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool and will be payable by the Investing Pool monthly in arrears.

The Investing Pool will enter into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Investing Pool’s assets, subject to specified limitations. The Investing Pool will also enter into a futures commission merchant agreement that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions. [ • ] will be the Clearing FCM of the Investing Pool. The Initial Purchaser may employ other futures commission merchants for the execution of CERF transactions.

Neither the Manager nor the Trust or any of their respective agents or officers shall have personal liability to the Investing Pool or the other for monetary damages for breach of fiduciary duty (if any) or any act or omission performed or omitted by any such person in good faith on behalf of the Investing Pool, except for such person’s gross negligence or willful misconduct. The Investing Pool Agreement provides that, to the extent it has available assets, the Investing Pool will indemnify the Manager and the officers, agents and delegates of the Investing Pool, or the Manager Indemnified Parties, for any loss, damage, claim or expense based on their conduct relating to the Investing Pool, provided that the conduct resulting in the loss, damage, claim or expense did not result from the Manager Indemnified Parties’ gross negligence, bad faith or willful misconduct.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Administrator”—Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as administrator of the Investing Pool.

“Advisor”—Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as commodity trading advisor of the Investing Pool. Barclays Global Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Authorized Participant”—A person who, at the time of submitting to the Trustee, or any Trust Administrator appointed by the Trustee, an order to create or redeem one or more Baskets (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has in effect a valid Authorized Participant Agreement and (4) is in a position to transfer CERFs and the required cash or Short-Term Securities to, or take delivery of these assets from, the Trustee through one or more accounts.

“Authorized Participant Agreement”—An agreement entered into by an Authorized Participant, the Trustee and the Sponsor that provides the procedures for the creation and redemption of Baskets.

“Basket”—A block of [50,000] Shares (as such member may be modified pursuant to the Trust Agreement).

“Basket Amount”—The amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), that an Authorized Participant must transfer in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“Business Day”—Any day (1) on which none of the following occurs: (a) the New York Stock Exchange is closed for regular trading, (b) the CME is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“CERFs”—Goldman Sachs Livestock Excess Return futures contracts traded on the CME.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing FCM”—[ • ], or any other futures commission merchant appointed by the Manager as clearing futures commission merchant for the Investing Pool.

“CME”—Chicago Mercantile Exchange Inc., or its successor.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA”—The United States Commodity Exchange Act, as amended.

“Delaware Trustee”—[ • ].

“DTC”—The Depository Trust Company, or its successor.

“DTC Participant”—An entity that has an account with DTC.

“EFP”—An exchange of futures for physicals that involves contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity.

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act”—The United States Securities Exchange Act of 1934, as amended.

“GSCI®”—The Goldman Sachs Commodity Index (GSCI®), which is a production-weighted index of the prices of futures contracts on physical commodities. The GSCI® is administered, calculated and published by Goldman, Sachs & Co., a subsidiary of The Goldman Sachs Group Inc.

“GS Livestock”—The Goldman Sachs Livestock Index (GS Livestock), which is a production-weighted index of the prices of futures contracts on physical commodities comprising the livestock component of the GSCI®. The GS Livestock is administered, calculated and published by Goldman, Sachs & Co., a subsidiary of The Goldman Sachs Group Inc.

“GS Livestock-ER”—The Goldman Sachs Livestock Excess Return Index. For an explanation of how the GS Livestock-ER is calculated, see “The Index and the GS Livestock-ER—Calculation of the GS Livestock-ER”.

“Index”—The Goldman Sachs Livestock Total Return Index. For an explanation of how the Index is calculated, see “The Index and the GS Livestock-ER—Calculation of the Index”.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Purchaser”—[ • ].

“Investing Pool”—iShares® GS Commodity Livestock Indexed Investing Pool LLC, a limited liability company organized under the laws of the State of Delaware.

“Investing Pool Administrator”—Investors Bank & Trust Company, a banking corporation organized under the laws of Massachusetts, when acting in its capacity as administrator of the Investing Pool.

“Investing Pool Agreement”—The limited liability company agreement between the Trust and Barclays Global Investors International, Inc., as members.

“Investing Pool Interests”—The limited liability company interests issued by the Investing Pool to the Trust and the Manager, the two members of the Investing Pool. Investing Pool Interests may not be issued to or redeemed by any person other than the Trust and the Manager.

“Investment Company Act”—The Investment Company Act of 1940, as amended.

“Manager”—Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as the managing member of the Investing Pool. The Manager is registered with the CFTC as a commodity pool operator and serves in the capacity of commodity pool operator to the Investing Pool. The Manager will maintain a nominal equity interest in the Investing Pool.

“NASD”—National Association of Securities Dealers.

“NAV”—The net asset value per Share.

“NFA”—National Futures Association.

“Processing Agent”—SEI Investments Distribution Co., a Pennsylvania corporation, when acting in its capacity as an agent of the Trustee pursuant to the Trust Agreement.

“SEC”—The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act”—The United States Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in the net assets of the Trust that are issued by the Trust.

“Short-Term Securities”—U.S. Treasury Securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the rules of the CME.

“Sponsor”—Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as Sponsor of the Trust. The Sponsor is registered with the CFTC as a commodity pool operator.

“Tax Administrator”—PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the state of Delaware.

“Trust”—The iShares® GS Commodity Livestock Indexed Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator”—An administrator appointed by the Trustee pursuant to the Trust Agreement. The Trustee has initially appointed as Trust Administrator Investors Bank & Trust Company, a banking corporation organized under the laws of Massachusetts.

“Trust Agreement”—The Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee”—Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as Trustee.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR AND THE MANAGER

The Sponsor

The Sponsor is Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor operates as the commodity pool operator for the Trust. Barclays Global Investors International, Inc. has been registered with the CFTC since October 13, 2005 as a commodity pool operator and is a member of the NFA. The Sponsor’s principal office is located at 45 Fremont Street, San Francisco, CA 94105.

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on the New York Stock Exchange. The Trust is not expected to have any ordinary recurring expenses. The Sponsor has agreed under the Trust Agreement to pay the following administrative and marketing expenses: (1) the fees of the Trustee, Delaware Trustee, Trust Administrator and Processing Agent, (2) New York Stock Exchange listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $[ • ] annually. The Sponsor will also pay the costs of the Trust’s organization and initial sale of the Shares by the Initial Purchaser, including applicable SEC registration fees, which are estimated to be approximately $[ • ]

The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the ninety days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The Sponsor will not receive a fee from the Trust.

The Manager

The Manager is Barclays Global Investors International, Inc. The Manager operates as the commodity pool operator for the Investing Pool. Barclays Global Investors International, Inc. has been registered with the CFTC since October 13, 2005 as a commodity pool operator and is a member of the NFA. None of the principals of the Manager are expected to hold any beneficial interest in the Trust. The Manager’s role is described above under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Investing Pool Agreement”.

In return for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust, the ordinary recurring expenses of the Trust and the Investing Pool, the Manager will receive an allocation from the Investing Pool that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool and will be payable monthly in arrears.

Principals and Key Personnel of the Sponsor and the Manager

Lee Kranefuss is the President and Chief Executive Officer, Rohit Bhagat is the Chief Operating Officer and Michael Latham is the Chief Financial Officer of Barclays Global Investors International, Inc.

Barclays Global Investors International, Inc. is managed by a Board of Directors, which is composed of Messrs. Kranefuss and Latham.

David Burkart is a principal of Barclays Global Investors International, Inc. and is primarily responsible for the trading decisions of the Sponsor and the Manager.

Lee Kranefuss has served as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services, a broker-dealer, and a Director of Barclays Global Fund Advisors, an investment advisor registered with the SEC and a commodity trading advisor registered with the CFTC. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A., a national banking association. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has served as a listed principal of Barclays Global Investors International, Inc. since October 2005 and of Barclays Global Fund Advisors since November 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science in Electrical Engineering from Cornell University in 1984.

Rohit Bhagat has served as the Chief Operating Officer of Barclays Global Investors International, Inc. since October 2005. Since November 2005, Mr. Bhagat has served as a Director of Barclays Global Investors Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and Barclays Global Fund Advisors and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 1995 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat has served as a listed principal of Barclays Global Investors International, Inc. and Barclays Global Fund Advisors since January 2006. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

Michael Latham has served as the Chief Financial Officer and a Director of Barclays Global Investors International, Inc. since October 2005 and became a listed principal in February 2006. Mr. Latham has also served as Managing Director and Chief Operating Officer of the U.S. Individual Investor and the Exchange Traded Fund Business at Barclays Global Investors, N.A. since January 2000. Mr. Latham joined Barclays Global Investors, N.A. in August 1994 as a manager in the Portfolio Accounting group. In 1997 Mr. Latham became deputy head of operations and subsequently head of operations for BGI Europe. Prior to joining Barclays Global Investors, N.A., Mr. Latham was an auditor at Ernst & Young from 1989 to 1994. Mr. Latham received his Bachelor of Science in Business Administration from the University of California at San Francisco and is a certified public account.

David Burkart has served as a listed principal of Barclays Global Investors International, Inc. since January 2006. He also serves as Senior Portfolio Manager/Strategist for Barclays Global Fund Advisors and has been a registered associated person of that entity since June 2002. In addition, he has served as a portfolio manager of Barclays Global Investors, N.A. since August 2000 and a registered associated person of that entity since September 2003. Mr. Burkart was a financial analyst in international treasury and corporate finance at Gap Inc. from August 1998 to August 2000 and an agency officer in foreign exchange and syndicated lending at Bank of America from January 1993 to April 1996. Mr. Burkart received his MBA from the Wharton School of Business in 1998, his Master of Arts in Foreign Affairs from the University of Virginia and his Bachelor of Arts in Economics from the University of California at Santa Barbara.

Barclays California Corporation, a California corporation and a subsidiary of Barclays Bank PLC, owns 100% of the equity of Barclays Global Investors International, Inc. Barclays California Corporation is the primary holding company of Barclays Global Investors’ companies incorporated in the United States.

THE TRUSTEE

The Trustee is Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC. The Trustee’s principal office is located at 45 Fremont Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to a Trust Administrator or agent. The Trustee will also maintain certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

Initially, Investors Bank & Trust Company, a banking corporation organized under the laws of Massachusetts, will serve as the Trust Administrator. Investors Bank & Trust Company’s principal office is located at 200 Clarendon Street, Boston, MA 02111. Investors Bank & Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from Investors Bank & Trust Company by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust and of the Manager with respect to the Investing Pool will be maintained at this office of Investors Bank & Trust Company (other than records maintained by the Trustee or the Processing Agent as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Manager of the Investing Pool the receipt and delivery of consideration transferred to, or by, the Trust in connection with each creation and redemption of Baskets, (3) calculating the net asset value of the Trust on each Business Day, (4) calculating net income and realized capital gains or losses, and (5) paying the Trust’s expenses. The Trustee has initially delegated processing creation and redemption orders of Baskets to the Processing Agent, SEI Investments Distribution Co., a Pennsylvania corporation, and the remainder of the day-to-day responsibilities to the Trust Administrator. Certain books and records of the Sponsor relating to the creation and redemption of Baskets will be maintained at the offices of the Processing Agent at One Freedom Valley Drive, Oaks, PA 19456.

The Trustee’s monthly fees will be paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE DELAWARE TRUSTEE

[ • ] will serve as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee will be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor is Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC. The Advisor serves as the commodity trading advisor for the Investing Pool. The Advisor has been registered as a commodity trading advisor with the CFTC since April 5, 1993 and is a member of the NFA. The Trust will not have a separate commodity trading advisor. The Investing Pool has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Investing Pool’s assets, subject to specified limitations.

Blake Grossman is the Chief Executive Officer and Francis Ryan is the Chief Financial Officer of the Advisor.

The Advisor is managed by a Board of Directors, which is composed of Blake Grossman, Lee Kranefuss and Rohit Bhagat.

Blake Grossman has served as the Chief Executive Officer of the Advisor since January 2002 and as the Chairman of its Board of Directors since July 2002. Mr. Grossman joined Barclays in January 1996, serving as a Director of Barclays Global Investors Holdings Canada Ltd. since October 2002, the Chairman of the Board of Directors and President of Barclays California Corporation since July 2002, a Director of Barclays Global Investors UK Holdings Limited since April 2000, its Joint Chief Executive Officer since July 2002 and its sole Chief Executive Officer since October 2005, and the President and Chairman of the Board of Directors of Barclays USA Inc. from July 2002 to January 2004. Prior to joining Barclays, Mr. Grossman was a Senior Vice President and Manager at Wells Fargo Nikko Investment Advisors from April 1990 to December 1995. Mr. Grossman has served as a listed principal of the Advisor since April 1993. Mr. Grossman received his Master of Arts and Bachelor of Arts in Economics from Stanford University in 1985.

Francis Ryan has served as the Chief Financial Officer of the Advisor since October 2002. Mr. Ryan has served as the Chief Financial Officer and a Director of Barclays Global Investors USA, Inc. since October 2005, as a Director of Barclays Global Investors Services since December 2003 and as the Chief Financial Officer of Barclays California Corporation since October 2002 and a Director since October 2005. Mr. Ryan has also served as a Director of Barclays Global Investors Southeast Asia Limited since September 2003 and Barclays Global Investors North Asia Limited since October 2002 and as the Chief Financial Officer, Cashier and Global Controller of Barclays Global Investors, N.A. since May 2001 and a Director since May 2003. Prior to joining Barclays, Mr. Ryan served as the Chief Financial Officer of Banc of America Securities, LLC from April 2000 to April 2001 and as an Executive Vice President of Bank of America from August 1985 until April 2001. Mr. Ryan has served as a listed principal of Advisor since January 2003. Mr. Ryan received his MBA from the University of Chicago in 1977 and his Bachelor of Business Administration from the University of Notre Dame in 1975.

Lee Kranefuss has served as a Director of the Advisor since October 2005 and as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has served as a listed principal of Barclays Global Investors International, Inc. since October 2005 and of the Advisor since November 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science from Cornell University in 1984.

Rohit Bhagat has served as a Director of the Advisor and the Chief Operating Officer of Barclays Global Investors International, Inc., since October 2005. Since November 2005, Mr. Bhagat has served as a Director of Barclays Global Investors Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 1995 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat has been a listed principal of the Advisor since January 2006. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, owns 100% of the equity of the Advisor. Barclays Global Investors, N.A. is a commodity trading advisor registered with the NFA.

CONFLICTS OF INTEREST

General

The Sponsor and the Manager have not established formal procedures to resolve all potential conflicts of interest with Shareholders. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor and the Manager attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor and the Manager to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust and the Investing Pool.

Prospective investors should be aware that the Sponsor and the Manager intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor or the Manager to the Shareholders. It is not certain, however, that such assertion would prevail in any such proceeding.

The Sponsor

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the CERFs, the components of the Index or the GS Livestock-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust, the Investing Pool or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the CERFs, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the GS Livestock-ER or its components and, therefore, the value of the CERFs and the price of the Shares.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or contribute it to the Investing Pool to acquire additional CERFs. The Trust has no obligation to make periodic distributions to Shareholders. The Manager, an affiliate of the Sponsor, will receive greater management fees as the Investing Pool’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA

[Required performance data of other pools of the Sponsor/Manager to be added.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of United States federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging”, “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.

This summary is based on the Code, Treasury regulations, Internal Revenue Service, or IRS, rulings and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust, the Investing Pool and the CERFs

Under current law and assuming full compliance with the terms of the Trust Agreement and the Investing Pool Agreement and such other documents as are relevant, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, (1) the Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and (2) the Investing Pool will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust and the Investing Pool will not be taxable entities for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. Instead, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s and Investing Pool’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

Under current law and assuming full compliance with the terms of the Trust Agreement and the Investing Pool Agreement, the rules and agreements governing the terms of the CERFs and such other documents as are relevant, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, although there is no authority on point, the CERFs will not be treated as regulated futures contracts within the meaning of Section 1256 of the Code because the CERFs are not contracts with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market. Accordingly, the CERFs will not be subject to the special “mark-to-market” rules applicable to other regulated futures contracts.

The remainder of this section is based on these opinions. You should be aware that an opinion of counsel is not binding on the IRS or a court. Accordingly, it is possible that the IRS or a court would reach a different conclusion from those set forth above, in which case the timing, amount, character, holding period or other material aspects of your income, gain, loss or expense from an investment in the Shares may differ from those described below.

In General

The Investing Pool will be treated, for U.S. federal income tax purposes, as owning the CERFs and any assets held to fully collateralize the CERFs. It is expected that the Investing Pool’s items of income or loss, as the case may be, will consist primarily of (1) capital gain or loss, as the case may be, in respect of the CERFs upon their expiration or upon disposition of a CERF by the Investing Pool, and (2) interest income on amounts deposited with the Clearing FCM or, to the extent margin assets consist of U.S. Treasury securities, short-term securities or money market funds, interest or dividend income from, and gain or loss on the disposition of, such securities.

Gain or loss on a CERF or on margin securities generally will be equal to the difference between the amount realized on the sale or other disposition thereof and the adjusted tax basis of the CERF or securities, respectively. Such gain or loss will be long-term capital gain or loss if at the time of disposition the Investing Pool has held the CERFs for more than six months, or has held the securities for more than one year. Interest or dividends accrued or paid on amounts deposited with the Clearing FCM or margin securities will be taxable to you as ordinary income. If any of the securities are treated as issued with original issue discount, you generally will be required to include the original issue discount in income.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income your allocable share of the Investing Pool’s items of income, gain, loss, deduction, expense and credit for the Investing Pool’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Investing Pool earns taxable income but does not make corresponding cash distributions to you. For example, you may incur income tax liabilities in excess of cash distributions on Shares as a result of interest earned by the Investing Pool on amounts deposited with the Clearing FCM or gain derived by the Investing Pool from the disposition of a CERF in connection with the redemption by an Authorized Participant of a Basket. In addition, if you hold Shares at the time when the CERFs expire, you may be taxable on gain that may be substantial in amount if the CERFs have appreciated substantially in value, without receiving any cash distribution.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “ —Sale, Exchange or Other Taxable Disposition of Shares”.

Upon a liquidating distribution of cash by the Investing Pool and the Trust (a distribution to you that terminates your interest in the Trust and Investing Pool), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares”.

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by your share of any income or gain of the Investing Pool, and by the amount of any contributions you make to the capital of the Investing Pool as part of the creation of a Basket, and (2) decreased, but not below zero, by your share of any loss or expense of the Investing Pool, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you by the Investing Pool. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments”.

Creation and Redemption of Baskets

Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Investing Pool disposes of a CERF in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket also may affect your share of the Investing Pool’s tax basis in the Investing Pool’s assets, which could affect the amount of gain or loss allocated to you on the expiration of the CERFs or on disposition of a CERF by the Investing Pool.

Distributions of CERFs to Authorized Participants in connection with redemptions of Baskets may give rise to character and timing mismatches between gain or loss recognized by the Authorized Participant on the CERFs and gain or loss recognized on any Shares retained by the Authorized Participant (or, if relevant, a holder of Shares for which an Authorized Participant is acting). In a nonliquidating distribution, the Authorized Participant generally will receive a carryover basis in the CERFs distributed to it (assuming that such carryover basis does not exceed the holder’s outside basis in its share of the Investing Pool Interests) and the holder will reduce its outside basis in the share of the Investing Pool Interests it retains after the redemption by the sum of the basis it takes in the CERFs and the amount of cash, if any, it receives. Thus, for example, an Authorized Participant that is a dealer in securities who receives a distribution of CERFs generally will recognize capital gain or loss on such CERFs in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts under Section 1256 of the Code but may recognize in the same year an offsetting amount of ordinary income or loss on any Shares it retains after the redemption under the regular “mark-to-market” rules that apply to dealers in securities. Similarly, an Authorized Participant (or other redeeming holder of Shares) that is not a dealer in securities who receives a distribution of CERFs generally will recognize capital gain or loss on such CERFs in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts but generally will not recognize gain or loss with respect to the Shares it retains after the redemption until it disposes of such Shares. Authorized Participants (and other redeeming holders of Shares) are urged to consult their own tax advisor with regard to the tax consequences to them of redemption of Shares.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust and the Investing Pool is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Investing Pool’s losses in excess of your adjusted tax basis in your share of the Investing Pool Interests; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) a noncorporate U.S. Holder may deduct its share of expenses of the Trust or Investment Pool only to the extent that such share, together with such noncorporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Holder’s adjusted gross income. The Trust will report the annual allocation from the Investing Pool to the Manager as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust and the Investing Pool.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your distributive share of the Investing Pool’s income, gain, loss, deduction and other items will be determined by the Investing Pool Agreement, unless an allocation under the agreement does not have “substantial economic effect”, in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election”, the allocations pursuant to the Investing Pool Agreement should be considered to have substantial economic effect.

If the allocations provided by the Investing Pool Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, partnership interests owned by a trust or publicly traded interests in partnerships. The Investing Pool will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from Barclays Global Investors International, Inc. at the following number (415) 402-4622.

Monthly Allocation and Revaluation Conventions

In general, the Investing Pool’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Investing Pool’s monthly convention for allocating income and deductions. In that event, the Investing Pool’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Investing Pool generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Investing Pool’s assets. This will result in the allocation of items of the Investing Pool’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Investing Pool at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Investing Pool’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Investing Pool generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Investing Pool generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Investing Pool’s assets based on the lowest fair market value of the assets during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Investing Pool’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Investing Pool’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Investing Pool’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Investing Pool must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Manager is authorized to revise the Investing Pool’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Investing Pool.

Section 754 Election

The Investing Pool intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. The election generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Investing Pool’s assets (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Investing Pool’s assets. This adjustment is attributed solely to a purchaser of Shares and is not added to the tax basis of the Investing Pool’s assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its share of the Investing Pool Interests and its share of inside basis such that the amount of gain or loss allocable to the purchaser on the disposition by the Investing Pool of its assets (for example, on the expiration or disposition of the CERFs) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Investing Pool’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Investing Pool, the Investing Pool will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Investing Pool do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Investing Pool will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Investing Pool will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Investing Pool will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Investing Pool makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Investing Pool Interests and its share of inside basis.

Constructive Termination

The Investing Pool will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Investing Pool’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Investing Pool’s taxable year may result in more than 12 months of its taxable income or loss being includable in his taxable income for the year of termination. The Investing Pool would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Investing Pool were unable to determine that the termination had occurred.

Other Matters

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Investing Pool’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

A holder of Shares that is an individual or a partnership or that otherwise generally receives IRS Forms 1099 will receive a Form 1099 or substantially similar form for its Shares with respect to each calendar year, as soon as practicable after the end of such year but in no event later than 90 days after the end of such year, to the extent such Form is required to be furnished under applicable law. In addition, a holder of Shares will receive a tax statement setting forth the holder’s pro rata share of the Trust’s share of the Investing Pool’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares. Copies of any IRS Forms 1099 will be provided to the IRS. Each holder of Shares hereby agrees to allow brokers and nominees to report to the Investing Pool its name and address and such other information as may be reasonably requested by the Investing Pool for purposes of complying with its tax reporting obligations, and to provide such information upon request.

Given the lack of authority addressing structures similar to that of the Trust and the Investing Pool, it is not certain that the IRS will agree with the manner in which tax reporting by the Trust and the Investing Pool will be undertaken. Newly issued regulations may require that proceeds of dispositions of trust assets or redemptions of trust interests and other items of income and expense be allocated between transferors and transferees of trust interests on a daily basis. These regulations do not contemplate monthly allocation conventions. If the IRS does not accept the Trust’s monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Trustee is authorized to revise the Trust’s allocation method to comply with applicable law.

Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain types of transactions to the IRS (a “Reportable Transactions”). Under these regulations, a U.S. Holder who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds would be required to report the loss on Form 8886 (Reportable Transaction Statement). The loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. You should consult with your tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income”, or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Investing Pool) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness”, all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust and the Investing Pool will be passive investment income generally excluded from UBTI and the Trust and the Investing Pool will not incur “acquisition indebtedness”. Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder.

The Investing Pool will conduct its activities in such a manner that a non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. Thus, if you are a non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to U.S. federal income or withholding tax provided that (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of Goldman Sachs & Co. or, to the extent margin assets consist of other corporate securities, 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of such securities; (2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to Goldman Sachs & Co. or such issuer, as applicable, through stock ownership; and (3) you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your distributive share of the Investing Pool’s gains. However, in the case of an individual non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s distributive share of the Investing Pool’s gains if such non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. In addition, if the margin assets held by the Investing Pool consist of money market funds, your distributive share of the dividends earned on such funds may be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate, if applicable).

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment would constitute a direct or indirect nonexempt prohibited transaction with a party in interest; (c) the Plan’s funding objectives; and (d) whether under the general fiduciary standards of investment prudence and diversification the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying assets held in the Trust represented by the Shares or in the underlying assets of the Investing Pool, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Because of the possibility that a prohibited transaction could occur as a result of the transfer of CERFs between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code. As a result, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of CERFs between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code by reason of United States Department of Labor Prohibited Transaction Class Exemption 84-14 or another applicable exemption.

INITIAL PURCHASER

[ • ], as the Initial Purchaser, on [ • ], 2006, purchased and took delivery of [ • ] Shares. As of [ ], 2006, these [ • ] Shares represent all of the outstanding Shares. The Initial Purchaser expects to offer all of the Shares to the public pursuant to this prospectus.

[[ • ] has also agreed to be an Authorized Participant and at any time and from time to time after the date hereof may, in such capacity, create or redeem Baskets.]

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchases by the Initial Purchaser (as described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis. As of the date of this prospectus, the Authorized Participants are [ • ]. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution”, as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create. The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant, although the Initial Purchaser has separately agreed to become an Authorized Participant.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the New York Stock Exchange, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

[ • ] is the Initial Purchaser. On [ • ], 2006, the Initial Purchaser purchased and took delivery of [ • ] Shares, which compose the initial Baskets, pursuant to a distribution agreement. The Initial Purchaser proposes to offer to the public these [ • ] Shares at a per-Share offering price that will vary depending, among other factors, on the trading price of the Shares on the New York Stock Exchange, the NAV and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Shares. With respect to sale of the Shares in the initial Baskets, and if the Initial Purchaser or any affiliate acts as an Authorized Participant, it may receive commissions/fees from investors who purchase Shares.

The Trust will not bear any expenses in connection with the offering or sales of the Shares composing the initial Baskets.

The Sponsor has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The initial offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares.

The Initial Purchaser will not act as an Authorized Participant with respect to the initial Baskets, and its activities with respect to the initial Baskets will be distinct from those of an Authorized Participant.

In connection with any offering of the initial Baskets outside the United States, the Initial Purchaser will comply with the following:

•	In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each of which is referred to in this prospectus as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to in this prospectus as the Relevant Implementation Date, it has not made and will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:

(1) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3) in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to “€” are to euros.

The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below.

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Trust and the Investing Pool;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

•	as the Trust may be a collective investment scheme as defined in the FSMA and the Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority which, as an unregulated scheme, accordingly cannot be promoted in the United Kingdom to the general public, it will promote the Trust in the United Kingdom only in accordance with applicable law and regulation (1) if such promotion is carried out through an Authorized Person, (i) to persons who are investment professionals having professional experience in participating in unregulated schemes (only as defined in Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended) (the “CIS Order”)) or (ii) to persons who are within any of the categories of persons described in Article 22 of the CIS Order; (2) if such promotion is not carried out through an Authorized Person, in circumstances permitted by the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended); or (3) to persons to whom this prospectus may otherwise lawfully be communicated;

•	the offering of the Shares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Quebec) (1) through the Initial Purchaser or its affiliates who are permitted under applicable securities laws or have available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

•	the offering and sale of Shares in Japan can only be effected through a licensed Commodity Investment Dealer (“shohin toushi hanbai gyosha”) or a person exempt under the law Concerning Regulations of Commodities Investment Business (the “Commodities Law”). The prospectus cannot be distributed in Japan other than to a licensed Commodity Investment Dealer or a person exempt under the Commodities Law;

•	the offering and sale of Shares in Switzerland will be on the basis of a non-public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations, and the Shares may not be offered or distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act;

•

the offer or invitation which is the subject of this prospectus is not allowed to be made to the retail public in Singapore. This prospectus is not a “prospectus” as defined in the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, statutory liability under that Act in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person, or any person pursuant to Section 305(2), and in accordance with the conditions, specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Shares are subscribed or purchased under Section 305 by a relevant person that is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 305 except:

(1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 305(5) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law;

•	the Shares are not registered or authorized for distribution under the German Investment Act (Investmentgesetz, the “Investment Act”) and, accordingly, have not been, and will not be, offered or advertised publicly or offered similarly under the Investment Act. Any offer of the Shares in Germany may be made only in accordance with the Investment Act and all other applicable laws in Germany governing the issue, offering and sale of the Shares;

•	the Shares may not be offered, sold or distributed in Spain except in compliance with the requirements of the Spanish Law on collective investment schemes (Ley 35/2003, de 4 de novembre, de Instituciones de Inversión Colectiva), as amended and restated, and Royal Decree 1309/2005, of November 4 (Real Decreto 1309/2005, de 4 de noviembre, por el que se aprueba el Reglamento de la Ley 35/2003, de 4 de noviembre, de instituciones de inversion colectiva, y se adopto el régimen tributario de las instituciones de inversión colectiva), as amended and restated, and other applicable Spanish laws and regulations or where there is no marketing of the Shares in Spain as defined therein;

•	the Shares may not be acquired by or offered, directly or indirectly to, individuals or entities in the Netherlands, and this prospectus may not be circulated in the Netherlands as part of initial distribution or at any time thereafter, except to individuals or entities whose ordinary business or profession is (1) to trade or invest in securities or (2) involves the acquisition and disposal of investment objects of the same kind as the assets or a substantial part of the assets of the Trust, in either case within the meaning of Article 1 of the regulation dated October 9, 1990 (as amended) issued pursuant to Article 14 of the Investment Institutions Supervision Act (Wet Toezicht Beleggingsinstellingen) of 27 June 1990;

•

no prospectus has been nor will be published in the Republic of Italy in connection with the offering of the Shares and that such offering has not been cleared by the Italian Securities and Exchange Commission (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the Initial Purchaser has represented and agreed that the Shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus or any other document relating to the Shares be distributed, in the Republic of Italy, except: (1) to professional investors (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended (“Regulation No. 11522”), or (2) in other circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Decree No. 58”) and Article 33.1 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”). The Initial Purchaser has represented and agreed that any offer, sale or delivery of the Shares or distribution of copies of the prospectus or any other document relating to the Shares in the Republic of Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, as applicable, will be: (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Decree No. 58, Legislative Decree No. 385 of September 1, 1993, as amended (“Decree No. 385”), Regulation No. 11522 and any other applicable laws and regulations; (b) in compliance with Article 129 of Decree No. 385 and the implementing guidelines of the Bank of Italy; and (c) in compliance with any other applicable notification requirement or limitation that may be imposed by CONSOB or the Bank of Italy. Any investor purchasing the Shares in the offering is solely responsible for ensuring that any offer or resale of the Shares it purchased in the offering occurs in compliance with applicable laws and regulations. The prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Decree No. 58 and Article 33.1 of Regulation No. 11971, is not to be distributed, for any reason, to any third party resident or located in the Republic of Italy. No person resident or located in the Republic of Italy other than the original recipients of this document may rely on it or its contents. The Repulic of Italy has only partially implemented the Prospectus Directive; the European Economic Area selling restriction stated above shall apply with respect to the Republic of Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in the Republic of Italy. Insofar as the requirements above are based on laws that are superseded at any time pursuant to the implementation of the Prospectus Directive in the Republic of Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in the Republic of Italy;

•	(1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Shares other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and (2) it has not issued and will not issue any advertisement, invitation or document relating to the Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder; and

•	the Shares may not be offered or sold in the Republic of France. Neither this prospectus, which has not been submitted to the clearance procedures of the French authorities, including the Autorité des marches financiers (AMF), nor any offering material or information contained herein relating to the offering of the Shares, may be released or issued in France or to any resident of the Republic of France. This prospectus does not constitute an offer to sell securities under French law.

There will be no established trading market for the Shares prior to the date of this prospectus. Any Authorized Participant may make a market in the Shares or the CERFs. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or the CERFs.

The Shares will be listed on the New York Stock Exchange under the symbol “[ • ]”.

VALIDITY OF THE SHARES

The validity of the Shares will be passed upon for the Sponsor by [ • ].

EXPERTS

The Statement of Financial Condition of the Trust dated [ • ], 2006 included in this prospectus has been audited by [ • ], an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

The Statement of Financial Condition of the Investing Pool dated [ • ], 2006 included in this prospectus has been audited by [ • ], an independent registered public accounting firm, as stated in its report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust and the Investing Pool a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Investing Pool and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, will be available online at www.ishares.com as well as at the SEC website referred to above.

The Trust is subject to the informational requirements of the Exchange Act, and the Sponsor and the Trustee will each, on behalf of the Trust, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Investing Pool. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at http://www.iShares.com in the discretion of the Sponsor or Trustee or as required by regulatory authorities.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be furnished by amendment]

FORM OF STATEMENT OF FINANCIAL CONDITION

iShares® GS Commodity Livestock Indexed Trust

Statement of Financial Condition

Month xx, 200x

Assets

Investment in iShares® GS Commodity Livestock Indexed Investing Pool LLC	$	xxx,xxx

	$	xxx,xxx

Liabilities and Unitholders’ Capital

Unitholders’ Capital—XX Units	$	xxx,xxx

Total Liabilities and Shareholders’ Capital	$	xxx,xxx

THE TRUST AND THE INVESTING POOL HAVE NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAVE NO ASSETS OR LIABILITIES.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

The accompanying notes are an integral part of this financial statement.

iShares® GS Commodity Livestock Indexed Trust

Notes to Statement of Financial Condition Month xx, 2006

1 - Organization

The iShares® GS Commodity Livestock Indexed Trust, or the “Trust”, was organized as a Delaware statutory trust on , 2006. Barclays Global Investors International, Inc. is the “Sponsor” of the Trust and Barclays Global Investors, N.A. is the “Trustee” of the Trust. The Trust is governed by the Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee. The Trust issues units of beneficial interest, or “Shares”, representing fractional undivided beneficial interests in its net assets. Substantially all of the net assets of the Trust consist of its holdings of the limited liability company interests of a commodity pool, which are the only securities in which the Trust may invest. That commodity pool, iShares® GS Commodity Livestock Indexed Investing Pool LLC, or the “Investing Pool”, holds long positions in future contracts on the Goldman Sachs Livestock Excess Return Index, or “GS Livestock-ER”, listed on the Chicago Mercantile Exchange, or the “CME”, called “CERFs” and posts margin in the form of cash, short-term or similar securities to collateralize its CERF positions. Margin has to be posted at the time the CERF position is established.

It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the Goldman Sachs Livestock Total Return Index, or the “Index”, before payment of the Trust’s and the Investing Pool’s expenses.

The Trust and the Investing Pool are each commodity pools, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC”, managed by Barclays Global Investors International, Inc., a commodity pool operator registered with the CFTC. Barclays Global Investors International, Inc. is an indirect subsidiary of Barclays Bank PLC.

Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act of 1940, as amended.

2 - Summary of Significant Accounting Policies

A. Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

B. Investment in the Investing Pool

The Trust’s investment in the Investing Pool is valued at an amount equal to the value of the Trust’s capital account in the Investing Pool, which approximates fair value.

The financial statements of the Investing Pool are included elsewhere in this report and should be read in conjunction with the Trust’s financial statements.

At Month xx, 200x, the Trust owned XX% of the Investing Pool’s net assets. Because the Trust invests substantially all of its assets in the Investing Pool, the accounting policies of the Investing Pool, including the Investing Pool’s security valuation policies, will directly affect the recorded value of the Trust’s investment in

iShares® GS Commodity Livestock Indexed Trust

Notes to Statement of Financial Condition—(Continued)

Month xx, 2006

the Investing Pool. The Trust also receives a daily allocation of its respective income, expenses and net realized and unrealized gains and losses in proportion to its investment in the Investing Pool.

C. Income Taxes

The Trust is an association not taxable as a corporation and is treated as a grantor trust for Federal, state and local income tax purposes.

No provision for Federal, state, and local income taxes has been made in the accompanying statement of financial condition since the Trust is not subject to income taxes. Shareholders are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

D. Calculation of Net Asset Value

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s equity investment in the Investing Pool and (2) any other assets of the Trust, as of the close of trading that day. The Trustee will determine the net asset value per share (the “NAV”) by dividing the net asset value of the Trust on a given day by the number of Shares outstanding or deemed to be outstanding at the time the calculation is made. The NAV will be calculated on each day on which the New York Stock Exchange is open for regular trading, as soon as practicable after the close of regular trading of the Shares on the New York Stock Exchange (normally at 4:15 P.M., New York City time).

E. Distributions

Interest and distributions received by the Investing Pool on the assets posted as margin may be used to acquire additional CERFs or, in the discretion of the Trustee, distributed to Shareholders. The Trustee is under no obligation to make periodic distributions to Shareholders.

3 - Offering of the Shares

Shares are issued and redeemed continuously in one or more blocks of [50,000] shares in exchange for a combination of CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash). The baskets of CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash) will be transferred to or from the Investing Pool in exchange for limited liability company interest in the Investing Pool. In addition, the Investing Pool, and some other types of market participants, will be required to deposit cash margin with their futures commission merchant, or “FCM”, with a value equal to 100% of the value of each CERF position at the time it is established. Individual investors cannot purchase or redeem shares in direct transactions with the Trust. The Trust transacts only with registered broker-dealers that have entered into a contractual arrangement with the Trust and the Sponsor governing, among other matters, the creation and redemption processes (such authorized broker-dealers are the “Authorized Participants”). Authorized Participants may redeem their Shares (as well as Shares on behalf of other investors) at any time on any business day in one or more blocks of [50,000] shares. Redemptions of Trust shares in exchange for CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash) are treated as sales for financial statement purposes.

4 - Trust Expense

The Trust is not expected to bear any ordinary recurring expenses. The Sponsor has agreed to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, Trust Administrator and Processing Agent, (2) New York Stock Exchange listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) up to $[ • ] per annum in legal fees. The Sponsor has also paid the costs of the Trust’s organization and the initial sales of the Shares, including applicable SEC registration fees.

iShares® GS Commodity Livestock Indexed Trust

Notes to Statement of Financial Condition—(Continued)

Month xx, 2006

5 - Related Parties

The Sponsor, the Manager and the Trustee are considered to be related parties to the Trust. The Trustee’s fee is paid by the Sponsor and is not a separate expense of the Trust. The Manager is paid by the Investing Pool and that fee is an indirect expense of the Trust.

6 - Indemnification

The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the Trust Agreement incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

7 - Contingencies

In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet been made.

iShares® GS Commodity Livestock Indexed Investing Pool LLC

Statement of Financial Condition

Month xx, 200x

Assets

Cash	$	xxx,xxx
Futures Margin Receivable		xxx,xxx

	$	xxx,xxx

Liabilities and Members’ Capital

Liabilities

Futures Margin Payable	$	xxx,xxx
Accrued Expenses		x,xxx

	$	xxx,xxx

Members’ Capital

General Member’s Capital		xxx,xxx
Limited Member’s Capital		xxx,xxx

	$	xxx,xxx

THE TRUST AND THE INVESTING POOL HAVE NOT COMMENCED OPERATIONS AND, CONSEQUENTLY, HAVE NO ASSETS OR LIABILITIES.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE A PERFORMANCE HISTORY.

The accompanying notes are an integral part of this financial statement.

iShares® GS Commodity Livestock Indexed Investing Pool LLC

Notes to Statement of Financial Condition

Month xx, 2006

1 - Organization

The iShares® GS Commodity Livestock Indexed Investing Pool LLC, or the “Investing Pool”, is a limited liability company organized under the laws of the State of Delaware on , 2006. Barclays Global Investors International, Inc. (the “Manager”) is responsible for the administration of the Investing Pool. The Investing Pool holds long positions in futures contracts on the Goldman Sachs Livestock Excess Return Index, or “GS Livestock-ER”, listed on the Chicago Mercantile Exchange, or the “CME”, called “CERFs” and posts margin in the form of cash, short-term or similar securities to collateralize its CERF positions.

It is the objective of the Investing Pool that its performance will correspond generally to the performance of the Goldman Sachs Livestock Total Return Index, or the “Index”, before payment of the Investing Pool’s expenses. The Investing Pool is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC”, and is operated by the Manager, a commodity pool operator registered with the CFTC. The Manager is an indirect subsidiary of Barclays Bank PLC. Barclays Global Fund Advisors (the “Advisor), an indirect subsidiary of Barclays Bank PLC, serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC.

The Investing Pool is not an investment company registered under the Investment Company Act of 1940, as amended.

2 - Summary of Significant Accounting Policies

A. Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

B. Investment in CERFs

CERFs are futures contracts listed on the CME that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the GS Livestock-ER at that time. The terms of the CERFs require the Investing Pool to deposit initial margin with a value equal to 100% of the value of each CERF position at the time the position is established, thereby making those positions unleveraged. Because of this, additional variation margin payments will not be required. Although daily variation margins are not required, daily fluctuations in the value of the CERFs are recorded as unrealized gain or loss. When a CERF is closed, the Investing Pool records a realized gain or loss based on the difference between the value of the CERF at the time it was opened and the value at the time it was closed. The Investing Pool will deposit with the clearing futures commission merchant the required margin for the CERFs in the form of cash, short-term or similar securities.

CERFs are valued on the basis of that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Manager will use the most recently announced CME settlement price unless the Manager determines that the price is inappropriate as a basis for the valuation of the CERFs.

iShares® GS Commodity Livestock Indexed Investing Pool LLC

Notes to Statement of Financial Condition—(Continued)

Month xx, 2006

C. Cash and Cash Equivalents

The Investing Pool defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

D. Securities Transactions, Income and Expense Recognition

Securities transactions are accounted for on the trade date. Realized gains and losses on investment transactions are determined using the specific identification method. Other income and expenses are recognized on the accrual basis.

E. Income Taxes

The Investing Pool is an association not taxable as a corporation and is treated as a partnership for federal, state and local income tax purposes.

No provision for federal, state, and local income taxes has been made in the accompanying statement of financial condition since the Investing Pool is not subject to income taxes. Holders of interests in the Investing Pool are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

F. Calculation of Net Asset Value

The net asset value of the Investing Pool on any given day is obtained by subtracting the Investing Pool’s accrued expenses and other liabilities on that day from the value of the assets of the Investing Pool, calculated on each day on which the New York Stock Exchange is open for regular trading, as soon as practicable after the close of regular trading of the Shares on the New York Stock Exchange (normally at 4:15 P.M., New York City time).

3 - Offering of the Investing Pool Interests

Investing Pool interests are issued and redeemed only to the Trust in exchange for a combination of CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash). The baskets of CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash) will be transferred to or from the Trust in exchange for interests in the Investing Pool. Individual investors cannot purchase or redeem partnership interests in the Investing Pool. The Investing Pool transacts only with the Trust and the Manager.

Redemptions of Investing Pool interests in exchange for CERFs and cash (or, in the discretion of the Sponsor, short-term securities in lieu of cash) are treated as sales for financial statement purposes.

4 - Pool Expenses

The Manager will pay amounts that would otherwise be considered the ordinary operating expenses, if any, of the Investing Pool. In return, the Manager will receive an allocation from the Investing Pool that will accrue daily at an annualized rate equal to [ • ]% of the net asset value of the Investing Pool. The Manager has also paid the costs of the Investing Pool’s organization.

5 - Related Parties

Barclays Global Investor International, Inc., is the “Manager” of the Investing Pool, and Barclays Global Investors, N.A. is the “Administrator” of the Investing Pool. The Sponsor, the Manager and the Trustee are considered to be related parties to the Trust and Investing Pool.

iShares® GS Commodity Livestock Indexed Investing Pool LLC

Notes to Statement of Financial Condition—(Continued)

Month xx, 2006

6 - Indemnification

The Manager and any officers, agents and delegates of the Investing Pool (the “Indemnitees”) shall be entitled to indemnification from the Investing Pool for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by any Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool, unless such act or omission is the result of such Indemnitee’s gross negligence, bad faith or willful misconduct.

7 - Contingencies

In the normal course of business, the Investing Pool may enter into contracts with service providers that contain general indemnification clauses. The Investing Pool’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Investing Pool that have not yet been made.

8 - Investing in CERFs

Substantially all of the Investing Pool’s assets are invested in CERFs. The CERF’s settlement value at expiration is based on the value of GS Livestock-ER at that time. Therefore, the value of the Investing Pool will fluctuate based upon the value of the GS Livestock-ER and the prices of the commodities underlying the GS Livestock-ER. The commodities markets have historically been extremely volatile.

iShares® GS Commodity Livestock Indexed Trust

iShares® GS Commodity Livestock Indexed

Investing Pool LLC

7,572,984 iShares®

PROSPECTUS

Until [ • ], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® GS COMMODITY LIVESTOCK INDEXED TRUST

iSHARES® GS COMMODITY LIVESTOCK INDEXED

INVESTING POOL LLC

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

[                    ], 2006

THE COMMODITY FUTURES MARKETS	1

THE COMMODITY FUTURES MARKETS

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to the Trust and the Investing Pool—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Investing Pool”.

Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

1

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The iShares® GS Commodity Livestock Indexed Trust (the “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor. The following expenses reflect the estimated amounts required to prepare and file this registration statement.

Approximate Amount
Securities and Exchange Commission Registration Fee		$40,515
National Association of Securities Dealers, Inc. Filing Fee		[	• ]
Printing Expenses		[	• ]
Fees of Certified Accountants		[	• ]
Fees of Counsel		[	• ]
Miscellaneous Offering Costs		[	• ]

Total	$	[	• ]

Item 14. Indemnification of Directors and Officers.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees and agents against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including reasonable fees and expenses of counsel) (1) caused by the negligence or bad faith of the trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Section 9.7 of the Limited Liability Company Agreement provides that the Trust, the Manager, the officers, any agents and any delagatee of the Investing Pool (collectively, the “Indemnitees”) shall be entitled to indemnification from the iShares® GS Commodity Livestock Indexed Investing Pool LLC (the “Investing Pool”) for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by any Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool, unless such act or omission is the result of such Indemnitee’s gross negligence, bad faith or willful misconduct, and provided that such indemnity shall be provided out of and only to the extent of the Investing Pool’s assets.

Item 15. Recent Sales of Unregistered Securities.

On [ • ], 2006, [ • ], as the Initial Purchaser, purchased and took delivery from the Trust [ • ] units of beneficial interest of the Trust for an aggregate purchase price of $[ • ]. The Trust contributed the proceeds of the sale to the Investing Pool in return for an increase of its equity interest in the Investing Pool. The Investing Pool used the contributed proceeds to commence its activities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description
1.1	Form of Distribution Agreement*

4.1	Form of Trust Agreement

4.2	Form of Limited Liability Company Agreement

4.3	Form of Authorized Participant Agreement

5.1	Form of Opinion of [ • ]*

8.1	Form of Opinion of [ • ] as to tax matters*

10.1	Form of Investment Advisory Agreement*

10.2	Form of Sublicense Agreement*

10.3	Form of Sublicense Agreement*

10.4	Form of Futures Commission Merchant Agreement*

23.1	Consent of [ • ], Independent Registered Public Accounting Firm, is included as part of the Registration Statement*

23.2	Consent of [ • ], included in Exhibit 5.1*

23.3	Consent of [ • ], included in Exhibit 8.1*

24.1	Power of Attorney

*	To be filed by amendment.

(b) Financial Statement Schedules:

Not applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant and the manager of the Co-Registrant have duly caused the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 17th day of July, 2006.

iShares® GS Commodity Livestock Indexed Trust

By:	Barclays Global Investors International, Inc., sponsor of the Registrant

By:	/S/ **
Name:	Lee Kranefuss
Title:	President and Chief Executive Officer

By:	/S/ MICHAEL A. LATHAM
Name:	Michael A. Latham
Title:	Chief Financial Officer

iShares® GS Commodity Livestock Indexed Investing Pool LLC

By:	Barclays Global Investors International, Inc., manager of the Co-Registrant

By:	/S/ **
Name:	Lee Kranefuss
Title:	President and Chief Executive Officer

By:	/S/ MICHAEL A. LATHAM
Name:	Michael A. Latham
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Lee Kranefuss, whose signature appears below, constitutes and appoints Michael A. Latham as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/S/ **	Chief Executive Officer, President, Director	July 17, 2006
Lee Kranefuss

/S/ MICHAEL A. LATHAM	Chief Financial Officer, Director	July 17, 2006
Michael A. Latham

*	The Registrant will be a trust and the Co-Registrant will be a limited liability company, and the persons are signing in their capacities as officers or directors of Barclays Global Investors International, Inc., the sponsor of the Registrant and the manager of the Co-Registrant.

**	By:	/S/ MICHAEL A. LATHAM
Michael A. Latham
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement*

4.1	Form of Trust Agreement

4.2	Form of Limited Liability Company Agreement

4.3	Form of Authorized Participant Agreement

5.1	Form of Opinion of [ • ] as to legality*

8.1	Form of Opinion of [ • ] as to tax matters*

10.1	Form of Investment Advisory Agreement*

10.2	Form of Sublicense Agreement*

10.3	Form of Sublicense Agreement*

10.4	Form of Futures Commission Merchant Agreement*

23.1	Consent of [ • ], Independent Registered Public Accounting Firm, is included as part of the Registration Statement*

23.2	Consent of [ • ], included in Exhibit 5.1*

23.3	Consent of [ • ], included in Exhibit 8.1*

24.1	Power of Attorney

*	To be filed by amendment.